Exhibit 2.1







                      AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND BETWEEN

                               GREATER BAY BANCORP

                                       AND

                              SJNB FINANCIAL CORP.






                                  June 25, 2001

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                      AGREEMENT AND PLAN OF REORGANIZATION
                      ------------------------------------

     THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made and entered into as of the 25th day of June, 2001, by and between GREATER BAY BANCORP, a California corporation ("GBB"), and SJNB FINANCIAL CORP., a California corporation ("SJNB").

     WHEREAS, the Boards of Directors of GBB and SJNB deem advisable and in the best interests of their respective shareholders the merger of SJNB with and into GBB (the "Merger") upon the terms and conditions set forth herein and in accordance with the California General Corporation Law (the "CGCL") (GBB, following the effectiveness of the Merger, being hereinafter sometimes referred to as the "Surviving Corporation");

     WHEREAS, the Boards of Directors of GBB and SJNB have approved this Agreement and the Agreement of Merger by and between GBB and SJNB (the "Agreement of Merger"), in substantially the form of Exhibit A attached hereto, pursuant to which SJNB has agreed to merge with and into GBB and each outstanding share of SJNB common stock, no par value ("SJNB Stock"), excluding any SJNB Perfected Dissenting Shares (as defined below), will be converted into the right to receive a specified amount of GBB common stock, no par value ("GBB Stock"), upon the terms and subject to the conditions set forth herein;

     WHEREAS, as an inducement to GBB to enter into this Agreement, SJNB desires to, and immediately after the execution and delivery hereof will, enter into a stock option agreement (the "Stock Option Agreement") dated as of the date hereof with GBB, pursuant to which SJNB shall grant to GBB an option to purchase shares of SJNB Stock;

     WHEREAS, it is the intention of the parties that, following the Merger, SJNB's subsidiary, San Jose National Bank ("SJNBank"), shall remain a separate, wholly owned subsidiary of GBB; and

     WHEREAS, the Merger is intended to qualify as a tax-free reorganization within the meaning of the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and to be accounted for on a pooling-of-interests basis.

     NOW, THEREFORE, on the basis of the foregoing recitals and in consideration of the respective covenants, agreements, representations and warranties contained herein, the parties hereto agree as follows: NOTE: Paragraph definition put in for legal numbering combined with regular numbering. MUST PUT IN PARAGRAPH LEVEL is as follows:

                                   ARTICLE 1.

                                   DEFINITIONS
                                   -----------

     Except as otherwise expressly provided for in this Agreement, or unless the context otherwise requires, as used throughout this Agreement the following terms shall have the respective meanings specified below:

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     "Affiliate" of, or a Person (as defined herein) "Affiliated" with, a specific Person(s) is a Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person(s) specified.

     "Affiliated Group" means, with respect to any entity, a group of entities required or permitted to file consolidated, combined or unitary Tax Returns (as defined herein).

     "Agreement of Merger" has the meaning set forth in the second recital of this Agreement.

     "Average Closing Price" means the average of the daily closing price of a share of GBB Stock reported on the Nasdaq National Market System (as defined herein) during the 20 consecutive trading days (whether or not trades occurred on those days) ending at the end of the third trading day immediately preceding the Effective Time of the Merger (as defined herein), rounded to four decimal places. The term "trading day" shall mean a day on which trading generally takes place on the Nasdaq National Market System and on which trading in GBB Stock has not been halted or suspended. In the event GBB pays, declares or otherwise effects a stock split, reverse stock split, reclassification or stock dividend or distribution with respect to GBB Stock between the date of this Agreement and the Effective Time of the Merger, appropriate adjustments will be made to the Average Closing Price of GBB Stock.

     "Banks" means Bank of Petaluma, Bank of Santa Clara, Bay Area Bank, Bay Bank of Commerce, Coast Commercial Bank, Cupertino National Bank, Golden Gate Bank, Mid-Peninsula Bank, Mt. Diablo National Bank and Peninsula Bank of Commerce, each a wholly owned subsidiary of GBB.

     "Benefit Arrangements" has the meaning set forth in Section 4.20(b).

     "BHC Act" means the Bank Holding Company Act of 1956, as amended.

     "Business Day" means any day other than a Saturday, Sunday or day on which a bank chartered under the laws of the State of California is closed.

     "Certificates" has the meaning set forth in Section 2.5(b).

     "CFC" means California Financial Code.

     "CGCL" has the meaning set forth in the first recital of this Agreement.

     "Classified Credits" has the meaning set forth in Section 6.7.

     "Closing" means the consummation of the Merger provided for in Article 2 of this Agreement on the Closing Date (as defined herein) at the offices of Greater Bay Bancorp, 400 Emerson Street, Palo Alto, California, or at such other place as the parties may agree upon.

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     "Closing Date" means the date which is the first Friday which follows the last to occur of (i) the approval of this Agreement and the transactions contemplated hereby by the shareholders of SJNB and GBB, (ii) the receipt of all permits, authorizations, approvals and consents specified in Section 9.3 hereof,
(iii) the expiration of all applicable waiting periods under the law, (iv) the expiration of the 30 day period following the mailing by SJNB to its shareholders of a notice of approval of the Merger by the outstanding shares pursuant to Section 1301 of the CGCL, if such notice shall be required, or such other date as the parties may agree upon. Notwithstanding the foregoing, if in the good faith judgment of GBB the Closing would (a) interfere with or affect any financing, acquisition or other significant transaction being contemplated by GBB, whether or not a final determination has been made to undertake such transaction, or (b) GBB has a bona fide business purpose for delaying the Closing, GBB will have the right to delay the Closing for a period of not more than 30 days from the date which would otherwise be the Closing Date as determined by the first sentence of this paragraph, except that in no event shall the Closing Date occur after January 31, 2002, unless the parties hereto shall otherwise mutually agree. If GBB exercises its right in the immediately preceding sentence, the conditions set forth in Articles 9 and 11 to GBB's obligations shall be determined based on the date which would otherwise be the Closing Date as determined by the first sentence of this paragraph, except that the conditions in Sections 9.6 and 11.16 shall be as of the Closing Date determined in accordance with the immediately preceding sentence.

     "Code" has the meaning set forth in the fourth recital of this Agreement.

     "Commissioner" means the Commissioner of Financial Institutions of the State of California.

     "Competing Transaction" has the meaning set forth in Section 6.1(n).

     "Competing Transaction Notice" has the meaning set forth in Section
13.1(o).

     "Conversion Ratio" has the meaning set forth in Section 2.2(a).

     "Covered Parties" has the meaning set forth in Section 4.30.

     "Dain Rauscher Agreement" means the letter agreement dated March 14, 2001 between SJNB and Dain Rauscher Wessels.

     "Effective Time of the Merger" means the date upon which the Merger is consummated and the Agreement of Merger is filed with the Secretary of State of the State of California or at such time thereafter as shall be agreed to by the parties and specified in the Agreement of Merger.

     "Employee Plans" has the meaning set forth in Section 4.20(a).

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     "Encumbrance" shall mean any option, pledge, security interest, lien, charge, encumbrance or restriction (whether on voting or disposition or otherwise), whether imposed by agreement, understanding, law or otherwise.

     "Environmental Regulations" has the meaning set forth in Section 4.12(b).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliates" has the meaning set forth in Section 4.20(a).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" means Wells Fargo Bank Minnesota, N.A. or such other bank or trust company as shall be mutually agreed to by the parties.

     "Exchange Fund" has the meaning set forth in Section 2.5(a) hereof.

     "Expenses" has the meaning set forth in Section 14.1(d).

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Financial Statements of GBB" means the audited consolidated financial statements of GBB consisting of the consolidated balance sheets as of December 31, 1998, 1999 and 2000, the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended and the related notes thereto and related opinions thereon for the years then ended and GBB's unaudited consolidated balance sheets and consolidated statements of operations, shareholders' equity and cash flows as of and for the three month period ended March 31, 2001.

     "Financial Statements of SJNB" means the audited consolidated financial statements of SJNB consisting of the consolidated balance sheets as of December 31, 1998, 1999 and 2000, the related consolidated statements of income, shareholders' equity and cash flows for the years then ended and related notes thereto and related opinions thereon for the years then ended and SJNB's unaudited consolidated balance sheet and consolidated statements of income, shareholders' equity and cash flows as of and for the three month period ended March 31, 2001.

     "FRB" means the Board of Governors of the Federal Reserve System.

     "GAAP" means United States generally accepted accounting principles consistently applied during the periods involved, except in each case as indicated in the financial statements or in the notes thereto or, in the case of unaudited statements (subject to normal recurring and year-end audit adjustments), as permitted by SEC Form 10-Q.

     "GBB 401(k) Plan" means the Greater Bay Bancorp 401(k) Profit Sharing Plan.

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     "GBB Acquisition Transaction" has the meaning set forth in Section
2.2(a)(iv).

     "GBB Disclosure Letter" means that letter designated as such which has been delivered by GBB to SJNB concurrently with the execution and delivery of this Agreement.

     "GBB Dissenting Shares" means any shares of GBB Stock held by "dissenting shareholders" within the meaning of Chapter 13 of the CGCL.

     "GBB Filings" has the meaning set forth in Section 5.4.

     "GBB Perfected Dissenting Shares" means any GBB Dissenting Shares which the holders thereof have not withdrawn or caused to lose their status as GBB Dissenting Shares.

     "GBB Shareholders' Meeting" means the meeting of GBB's shareholders referred to in Section 7.12.

     "GBB Stock" has the meaning set forth in the second recital of this Agreement.

     "GBB Stock Option Plan" means the Greater Bay Bancorp Amended and Restated 1996 Stock Option Plan.

     "GBB Supplied Information" has the meaning set forth in Section 5.22.

     "Governmental Entity" means any court or tribunal in any jurisdiction or any United States federal, state, municipal, domestic, foreign or other administrative authority or instrumentality.

     "Hazardous Materials" has the meaning set forth in Section 4.12(b).

     "Immediate Family" means a person's spouse, parents, in-laws, children and siblings.

     "Indemnified Parties" has the meaning set forth in Section 7.13(c).

     "Investment Security" means any equity security or debt security as defined in Statement of Financial Accounting Standards No. 115.

     "IRS" means the Internal Revenue Service.

     "Joint Proxy Statement and Prospectus" means the Joint Proxy Statement and Prospectus that is included as part of the Registration Statement on Form S-4 (as defined herein) and used to solicit proxies for the SJNB Shareholders' Meeting and the GBB Shareholders' Meeting and to offer and sell the shares of GBB Stock to be issued in connection with the Merger.

     "KPMG" means KPMG LLP, SJNB's independent public accountants.

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     "Material Adverse Effect" means,

     (A) with respect to SJNB, any material adverse effect on (1) the financial condition, business, results of operations or prospects of SJNB and the SJNB Subsidiaries, taken as a whole, or (2) the ability of SJNB to timely perform its obligations under this Agreement or the Agreement of Merger or to consummate the transactions contemplated hereby; and

     (B) with respect to GBB, any material adverse effect on (1) the financial condition, business, results of operations or prospects of GBB and the Banks, taken as a whole, or (2) the ability of GBB to timely perform its obligations under this Agreement or the Agreement of Merger or to consummate the transactions contemplated hereby;

provided, however, that in determining whether a Material Adverse Effect has
--------  -------
occurred, there shall be excluded the effect of (i) changes in banking and other laws or regulations of general applicability or interpretations thereof by courts or governmental authorities, (ii) changes in GAAP or regulatory accounting requirements applicable to banks and their holding companies generally, (iii) actions or omissions of a party to this Agreement taken with the prior written consent of the other party to this Agreement, and (iv) changes in prevailing interest rates, currency exchange rates or general economic conditions, except to the extent that such changes, events or developments have, or could reasonably be expected to have, an adverse effect on the party hereto and its Subsidiaries taken as a whole that is materially greater than the adverse effect on comparable entities.

     "Merger" has the meaning set forth in the first recital of this Agreement.

     "Merger Consideration" has the meaning set forth in Section 2.2(a).

     "Nasdaq National Market System" means the National Market System of the National Association of Securities Dealers Inc.

     "OCC" means the Office of the Comptroller of the Currency.

     "Operating Loss" has the meaning set forth in Section 4.24.

     "Person" means any individual, corporation, association, partnership, limited liability company, trust, joint venture, other entity, unincorporated body, government or governmental department or agency.

     "PwC" means PricewaterhouseCoopers LLP, GBB's independent public accountants.

     "Registration Statement on Form S-4" means the Registration Statement on Form S-4, and such amendments thereto, that is filed with the SEC to register the shares of GBB Stock to be issued in the Merger under the Securities Act (as defined herein) and to clear use of the Joint

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Proxy Statement and Prospectus in connection with the SJNB Shareholders' Meeting and the GBB Shareholders' Meeting pursuant to the regulations promulgated under the Exchange Act.

     "Related Group of Persons" means Affiliates, members of an Immediate Family or Persons the obligations of whom would be attributed to another Person pursuant to the regulations promulgated by the SEC (as defined herein).

     "Representatives" has the meaning set forth in Section 6.1(n).

     "Scheduled Contracts" has the meaning set forth in Section 4.16.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "SJNB 401(k) Plan" means the SJNB Cash or Deferred Profit Sharing Plan.

     "SJNB Disclosure Letter" means that letter designated as such which has been delivered by SJNB to GBB concurrently with the execution and delivery of this Agreement.

     "SJNB Dissenting Shares" means any shares of SJNB Stock held by "dissenting shareholders" within the meaning of Chapter 13 of the CGCL.

     "SJNB Filings" has the meaning set forth in Section 4.5.

     "SJNB Fully Diluted Book Value" means the total stockholders' equity of SJNB as reflected on the consolidated financial statements to be provided by SJNB to GBB pursuant to Section 11.13, as adjusted (a) to eliminate all amounts paid in connection with the exercise of any SJNB Stock Options (as defined herein) since March 31, 2001, (b) to eliminate any amount related to accumulated other comprehensive income and including instead on such financial statements the amount of SJNB's consolidated accumulated other comprehensive income as of March 31, 2001, (c) to deduct any dividends to be paid pursuant to Section 6.1(b) hereof after the date of such financial statements (to the extent not previously accrued on such financial statements), (d) to add back any transaction costs relating to this Agreement or the Merger, such as legal, accounting and financial advisory costs, net of applicable taxes, to the extent previously accrued or expensed on such financial statements, and (e) to add back any costs or losses of the type referred to in Section 4.24 or Section 8.3, net of the amount of insurance proceeds which GBB determines in its reasonable judgment are payable in respect of such costs or losses pursuant to Section 2.2(a)(v), and only with respect to that portion of such costs or losses which are over $1,000,000 and have been used in connection with the calculation of the Conversion Ratio pursuant to Section 2.2(a)(v), to the extent such costs or losses have been previously accrued or expensed on such financial statements.

     "SJNB Investment Securities List" has the meaning set forth in Section
4.26.

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     "SJNB List" means any list required to be furnished by SJNB to GBB herewith.

     "SJNB Loan List" has the meaning set forth in Section 4.25.

     "SJNB Offices List" has the meaning set forth in Section 4.23.

     "SJNB Operating Losses List" has the meaning set forth in Section 4.24.

     "SJNB Perfected Dissenting Shares" means any SJNB Dissenting Shares which the holders thereof have not withdrawn or caused to lose their status as SJNB Dissenting Shares.

     "SJNB Real Property List" has the meaning set forth in Section 4.9.

     "SJNB Shareholders' Meeting" means the meeting of SJNB's shareholders referred to in Section 6.6.

     "SJNB Stock" has the meaning set forth in the second recital of this Agreement.

     "SJNB Stock Option" means any option issued pursuant to the SJNB Stock Option Plans.

     "SJNB Stock Option Plans" means, collectively, the SJNB Financial Corp. 1996 Stock Option Plan, as amended, and the Saratoga Bancorp 1994 Stock Option Plan, as amended.

     "SJNB Subsidiaries" means, collectively, SJNBank (as defined herein) and Epic Funding Corporation, a California corporation.

     "SJNB Supplied Information" has the meaning set forth in Section 4.34.

     "SJNBank" has the meaning set forth in the fourth recital of this Agreement.

     "Stock Option Agreement" has the meaning set forth in the third recital of this Agreement.

     "Subsidiary" of a Person means any corporation, partnership, limited liability company or other business entity of which 50% or more of the voting power is owned or controlled by such Person.

     "Superior Proposal" has the meaning set forth in Section 6.1(n).

     "Surviving Corporation" has the meaning set forth in the first recital of this Agreement.

     "Tanks" has the meaning set forth in Section 4.12(b).

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     "Tax Returns" means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

     "Taxes" means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property, corporation and estimated taxes, custom duties, fees, assessments and charges of any kind whatsoever; (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (i); and (iii) any transferred liability in respect of any items described in clauses (i) and/or (ii).

     "368 Reorganization" has the meaning set forth in Section 4.11(l).

     "Top Up Option" means, in the event that the Average Closing Price is less than $21.1429, the option of GBB to elect to issue that number of shares of GBB Stock so that the Conversion Ratio will be equal to the quotient obtained by dividing $38.4801 by the Average Closing Price.

     "Understanding" means any contract, agreement, understanding, commitment or offer, whether oral or written, which may become a binding obligation if accepted by another Person.

                                   ARTICLE 2.

                                 TERMS OF MERGER
                                 ---------------

     2.1. Effect of Merger and Surviving Corporation. At the Effective Time of
          ------------------------------------------
the Merger, SJNB will be merged with and into GBB pursuant to the terms, conditions and provisions of this Agreement and the Agreement of Merger and in accordance with the applicable provisions of the CGCL. By virtue of the Merger, all the rights, privileges, powers and franchises and all property and assets of every kind and description of SJNB and GBB shall be vested in and be held and enjoyed by the Surviving Corporation, without further act or deed, and all the interests of every kind of SJNB and GBB, including all debts due to either of them on whatever account, shall be the property of the Surviving Corporation as they were of SJNB and GBB and the title to any interest in real property and any interest in personal property vested by deed or otherwise in either SJNB or GBB shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and liens upon any property of SJNB and GBB shall be preserved unimpaired and all debts, liabilities and duties of SJNB and GBB shall be debts, liabilities and duties of the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

     2.2. Stock of SJNB. Subject to Section 2.4, each share of SJNB Stock issued
          -------------
and outstanding immediately prior to the Effective Time of the Merger shall, without any further action on the part of SJNB or the holders of such shares, be treated on the basis set forth herein.

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          (a)  Conversion of SJNB Stock. At the Effective Time of the
               ------------------------
Merger, pursuant to the Agreement of Merger, each outstanding share of SJNB Stock excluding any SJNB Perfected Dissenting Shares shall, without any further action on the part of SJNB or the holders of any such shares, be automatically canceled and cease to be an issued and outstanding share of SJNB Stock and be converted into the right to receive per share consideration (the "Merger Consideration") in the amount calculated as set forth below in the form of GBB Stock (the "Conversion Ratio"), rounded to four decimal places, as follows:

          (i) If the Average Closing Price is greater than or equal to $21.1429 or less than or equal to $31.0925, 1.82 shares of GBB Stock, subject to downward adjustment as provided in Section 2.2(a)(v); or

          (ii) If the Average Closing Price is greater than $31.0925, a number of shares of GBB Stock equal to the quotient obtained by dividing (x) $56.5884 plus the product of 0.3333 times the difference between the Average Closing Price and $31.0925, by (y) the Average Closing Price, subject to downward adjustment as provided in Section 2.2(a)(v); or

          (iii)     If the Average Closing Price is less than $21.1429,
SJNB may give written notice to GBB within one Business Day of the calculation of the Average Closing Price of its intention to terminate the Agreement pursuant to Section 13.1(l); provided, however, that GBB may, but shall not be
                             --------  -------
required to, exercise the Top Up Option by giving SJNB written notice, within one Business Day from the date of receipt of written notice of SJNB's intention to terminate the Agreement, of GBB's election to exercise the Top Up Option. If GBB exercises the Top Up Option, the Conversion Ratio will equal that number of shares of GBB Stock equal to the quotient obtained by dividing $38.4801 by the Average Closing Price, subject to downward adjustment as provided in Section 2.2(a)(v).

          (iv) Notwithstanding anything to the contrary stated in subsections (a)(i), (a)(ii) and (a)(iii) of this Section 2.2, the Conversion Ratio shall be 1.82, subject to downward adjustment as provided in Section 2.2(a)(v), if the Average Closing Price is greater than $31.0925 and on or prior to the Closing Date, (A) GBB publicly announces the signing of a definitive agreement with a third party with respect to a merger, consolidation, sale of all or substantially all of its assets or similar business combination transaction which if consummated would result in the GBB shareholders as of the date of such announcement owning less than 66-2/3% of the outstanding shares of common stock of the surviving corporation or any Person announces a tender or exchange offer for a minimum of 25% or more of the outstanding common shares of GBB and (B) the price to be paid to GBB shareholders in such transaction would exceed $31.0925 and such transaction is not terminated or abandoned prior to the Closing Date (a "GBB Acquisition Transaction"). If such GBB Acquisition Transaction is terminated or abandoned during the period for determining the Average Closing Price, GBB may elect to proceed with the Closing hereunder on the Closing Date (and the Conversion Ratio shall be 1.82 shares of GBB Stock, subject to downward adjustment as provided in Section 2.2(a)(v)) or to delay the Closing Date, by written notice to SJNB, for a period of 25 trading days from the date

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of the public announcement of such termination or abandonment. To preserve the rights of holders of shares of SJNB Stock pursuant to this Section 2.2(a)(iv), GBB and SJNB agree to coordinate the closing of any GBB Acquisition Transaction with the Closing and to cooperate with such third party in otherwise accomplishing the purpose hereof.

          (v) In the event that, as of the Closing Date, the representation and warranty contained in Section 4.24 is not true and correct or the estimated costs of remediation as determined by either consultant pursuant to Section 8.3 is in excess of $1,000,000, the Conversion Ratio shall be determined in accordance with the following formula:

A-B, where
---
 C

A = the product obtained by multiplying (i) the Conversion Ratio calculated pursuant to Section 2.2(a)(i), (ii), (iii) or (iv), as applicable, without regard to this Section 2.2(c)(v), (ii) the number of shares of SJNB Stock outstanding immediately prior to the Effective Time of the Merger and
      (iii) the Average Closing Price.

B = the sum of (i) the amount of Operating Losses in excess of $1,000,000 and (ii) the estimated costs of remediation in excess of $1,000,000 (as estimated by SJNB's consultant pursuant to Section 8.3 or, if applicable, GBB's consultant pursuant to such section), net of any insurance proceeds which GBB determines in its reasonable judgment are payable in respect of such Operating Losses or such estimated costs of remediation.

C  =  the product obtained by multiplying (i) the Average Closing Price and
      (ii) the number of shares of SJNB Stock outstanding immediately prior to the Effective Time of the Merger.

          (b)  SJNB Perfected Dissenting Shares. SJNB Perfected Dissenting
               --------------------------------
Shares shall not be converted into shares of GBB Stock, but shall, after the Effective Time of the Merger, be entitled only to such rights as are granted them by Chapter 13 of the CGCL. Each dissenting shareholder who is entitled to payment for such shareholder's shares of SJNB Stock shall receive such payment therefor from the Surviving Corporation in an amount as determined pursuant to Chapter 13 of the CGCL.

          (c)  Dividends, Etc. If, prior to the Effective Time of the Merger,
               --------------
GBB shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine the GBB Stock, or make a distribution on the GBB Stock in any security convertible into GBB Stock, with a record date prior to the Effective Time of the Merger, appropriate adjustment or adjustments will be made to the Conversion Ratio, with the result that the holders of SJNB Stock shall receive the same economic benefit as is provided for in Section 2.2(a).

     2.3. Effect on GBB Stock. At and after the Effective Time of the Merger,
          -------------------
each outstanding share of GBB Stock shall remain an outstanding share of GBB Stock and shall not be converted or otherwise affected by the Merger. GBB Perfected Dissenting Shares shall, after the Effective Time of the Merger, be entitled only to such rights as are granted them by Chapter 13 of

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the CGCL. Each dissenting shareholder who is entitled to payment for his or her shares of GBB Stock shall receive such payment therefor from the Surviving Corporation in an amount as determined pursuant to Chapter 13 of the CGCL.

     2.4. Fractional Shares. No fractional shares of GBB Stock shall be issued
          -----------------
in the Merger. In lieu thereof, each holder of SJNB Stock who would otherwise be entitled to receive a fractional share shall receive an amount in cash equal to the product (calculated to the nearest cent) obtained by multiplying (a) the closing price of GBB Stock reported on the Nasdaq National Market System on the Business Day immediately preceding the Closing Date times (b) the fraction of the share of GBB Stock to which such holder would otherwise be entitled. No such holder shall be entitled to dividends or other rights in respect of any such fractional share.

     2.5  Exchange Procedures.
          -------------------

          (a) At the Effective Time of the Merger, GBB shall deposit with the Exchange Agent for the benefit of the holders of shares of SJNB Stock, for exchange in accordance with this Section 2.5 through the Exchange Agent, certificates representing the shares of GBB Stock issuable pursuant to Section
2.2 in exchange for shares of SJNB Stock outstanding immediately prior to the Effective Time of the Merger, and funds in an amount not less than the amount of cash payable in lieu of fractional shares of GBB Stock pursuant to Section 2.4 of this Agreement (collectively, the "Exchange Fund").

          (b) GBB shall direct the Exchange Agent to mail, promptly after the Effective Time of the Merger, to each holder of record of a certificate or certificates which immediately prior to the Effective Time of the Merger represented outstanding shares of SJNB Stock (the "Certificates") whose shares were converted into the right to receive shares of GBB Stock pursuant to
Section 2.2 hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as GBB and SJNB may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of GBB Stock, both of which shall be reasonably satisfactory to SJNB. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by GBB, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of GBB Stock and cash in lieu of fractional shares which such holder has the right to receive pursuant to Sections 2.2 and 2.4 hereof, and the Certificate so surrendered shall forthwith be canceled. In the event a certificate is surrendered representing SJNB Stock, the transfer of ownership of which is not registered in the transfer records of SJNB, a certificate representing the proper number of shares of GBB Stock may be issued to a transferee if the Certificate representing such SJNB Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.5, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the certificate representing shares of GBB Stock and cash in lieu of any fractional shares of stock as contemplated by this Section 2.5. Notwithstanding anything to the contrary set forth herein, if any holder of shares of SJNB should be unable to surrender the Certificates for such shares, because they have been lost or destroyed, such holder may deliver in lieu thereof a bond in form and substance and with surety reasonably satisfactory to GBB and shall be entitled to receive the certificate representing the proper number of shares of GBB Stock and cash in lieu of fractional shares in accordance with Sections 2.2 and 2.4 hereof.

          (c) No dividends or other distributions declared or made with respect to GBB Stock which are declared payable to shareholders of record of GBB Stock after the Effective Time of the Merger shall be paid to the holder of any unsurrendered Certificate with respect to the shares of GBB Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.4 until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of GBB Common Stock issued in exchange thereof, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of GBB Stock to which such holder is entitled pursuant to Section 2.4 and the amount of dividends or other distributions with a record date after the Effective Time of the Merger theretofore paid with respect to such whole shares of GBB Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time of the Merger but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of GBB Stock.

          (d) All shares of GBB Stock issued upon the surrender for exchange of SJNB Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.4) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of SJNB Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of SJNB Stock which were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to GBB for any reason, they shall be canceled and exchanged as provided in this Agreement.

          (e) Any portion of the Exchange Fund which remains undistributed to the shareholders of SJNB following the passage of six months after the Effective Time of the Merger shall be delivered to GBB, upon demand, and any shareholders of SJNB who have not theretofore complied with this Section 2.5 shall thereafter look only to GBB for payment of their claim for GBB Stock, any cash in lieu of fractional shares of GBB Stock and any dividends or distributions with respect to GBB Stock.

          (f) Neither GBB nor SJNB shall be liable to any holder of shares of SJNB Stock for such shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (g) The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of GBB Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares of GBB Stock for the account of the Persons entitled thereto.

          (h) Certificates surrendered for exchange by any Person constituting an "Affiliate" of SJNB for purposes of Rule 145(c) under the Securities Act shall not be exchanged for certificates representing whole shares of GBB Stock until GBB has received a written agreement from such person as provided in
Section 6.9.

     2.6. Directors of Surviving Corporation. Immediately after the Effective
          ----------------------------------
Time of the Merger, the Board of Directors of the Surviving Corporation shall be comprised of the persons serving as directors of GBB immediately prior to the Effective Time of the Merger, plus two members of SJNB's Board of Directors selected by GBB. Such persons shall serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

     2.7  Directors of SJNBank. Immediately after the Effective Time of the
          --------------------
Merger, SJNBank will operate as a wholly owned subsidiary of GBB, retaining its name, charter and current Board of Directors; provided, however, David L. Kalkbrenner, or such other person designated by GBB and reasonably acceptable to SJNB, shall be appointed to the Board of Directors of SJNBank. GBB confirms that it has no current plan or intention to combine SJNBank with or into any of the Banks.

     2.8  Executive Officers of Surviving Corporation. Immediately after the
          -------------------------------------------
Effective Time of the Merger, the executive officers of the Surviving Corporation shall be comprised of the persons serving as executive officers of GBB immediately prior to the Effective Time of the Merger. Such persons shall serve until the earlier of their resignation or termination.

                                   ARTICLE 3.

                                   THE CLOSING
                                   -----------

     3.1. Closing Date. The Closing shall take place on the Closing Date.
          ------------

     3.2. Execution of Agreements. As soon as practicable after execution of
          -----------------------
this Agreement, the Agreement of Merger together with all other agreements necessary to consummate the transactions described herein shall be executed by the parties thereto. On the Closing Date, the Agreement of Merger, together with all requisite certificates, shall be duly filed with the Secretary of State of the State of California as required by applicable law and regulations.

     3.3  Further Assurances. At the Closing, the parties hereto shall deliver,
          ------------------
or cause to be delivered, such documents or certificates as may be necessary in the reasonable opinion of counsel for any of the parties, to effectuate the transactions contemplated by this Agreement. From and after the Effective Time of the Merger, each of the parties hereto covenants and agrees, without the necessity of any further consideration whatsoever, to execute, acknowledge and deliver any and all other documents and instruments and take any and all such other action as may be reasonably necessary or desirable to more effectively carry out the intent and purpose of this Agreement and the Agreement of Merger.

                                   ARTICLE 4.

                     REPRESENTATIONS AND WARRANTIES OF SJNB
                     --------------------------------------

     SJNB represents and warrants to GBB as follows, except as set forth in the SJNB Disclosure Letter:

     4.1. Incorporation, Standing and Power. SJNB has been duly organized, is
          ---------------------------------
validly existing and in good standing as a corporation under the laws of the State of California and is registered as a bank holding company under the BHC Act. SJNBank is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and is authorized by the OCC to conduct a general banking business. SJNBank's deposits are insured by the FDIC in the manner and to the fullest extent provided by law. Epic Funding Corporation has been duly organized, is validly existing and in good standing as a corporation under the laws of the State of California. Each of the SJNB Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Neither the scope of the business of SJNB or the SJNB Subsidiaries nor the location of any of their respective properties requires that either SJNB or the SJNB Subsidiaries be licensed to do business in any jurisdiction other than the State of California where the failure to be so licensed would, individually or in the aggregate, have a Material Adverse Effect on SJNB. SJNB has delivered to GBB true and correct copies of its and each of the SJNB Subsidiaries' Articles of Incorporation or Association, as the case may be, and Bylaws, as amended, and in effect as of the date hereof.

     4.2. Capitalization.
          --------------

          (a) As of June 22, 2001, the authorized capital stock of SJNB consists of 20,000,000 shares of SJNB Stock, of which 3,808,402 shares are outstanding, and 5,000,000 shares of preferred stock, none of which are outstanding. All of the outstanding shares of SJNB Stock are duly authorized, validly issued, fully paid and nonassessable. Except for SJNB Stock Options covering 662,167 shares of SJNB Stock granted pursuant to the SJNB Stock Option Plan, there are no outstanding options, warrants or other rights in or with respect to the unissued shares of SJNB Stock nor any securities convertible into such stock, and SJNB is not obligated to issue any additional shares of its common stock or any additional options, warrants or other rights in or with respect to the unissued shares of such stock or any other securities convertible into such stock. SJNB has furnished GBB a list (the "SJNB Option List") setting forth the name of each holder of a SJNB Stock Option, the number of shares of SJNB Stock covered by each such option, the vesting schedule of such option, the exercise price per share and the expiration date of each such option.

          (b) As of the date of this Agreement, the authorized capital stock of SJNBank consists of 1,411,400 shares of common stock, $2.50 par value per share, of which 1,067,207 shares are outstanding. All of the outstanding shares of such common stock are duly authorized, validly issued, fully paid and nonassessable (except to the extent provided in the National Bank Act) and are owned of record and beneficially by SJNB. There are no outstanding options, warrants or other rights in or with respect to the unissued shares of such common stock or any other securities convertible into such stock, and SJNBank is not obligated to issue any additional shares of its common stock or any options, warrants or other rights in or with respect to the unissued shares of its common stock or any other securities convertible into such stock.

          (c) As of the date of this Agreement, the authorized capital stock of Epic Funding Corporation consists of 100 shares of common stock, no par value, of which 100 shares are outstanding. All of the outstanding shares of such common stock are duly authorized, validly issued, fully paid and nonassessable and are owned of record and beneficially by SJNBank. There are no outstanding options, warrants or other rights in or with respect to the unissued shares of such common stock or any other securities convertible into such stock, and Epic Funding Corporation is not obligated to issue any additional shares of its common stock or any options, warrants or other rights in or with respect to the unissued shares of its common stock or any other securities convertible into such stock.

     4.3. Subsidiaries. Other than the SJNB Subsidiaries, SJNB does not own,
          ------------
directly or indirectly (except as a pledgee pursuant to loans or upon acquisition in satisfaction of debt previously contracted), the outstanding stock or equity or other voting interest in any Person.

     4.4. Financial Statements. SJNB has previously furnished to GBB a copy of
          --------------------
the Financial Statements of SJNB. The Financial Statements of SJNB: (a) present fairly the consolidated financial condition of SJNB as of the respective dates indicated and its consolidated statements of operations and changes in shareholders' equity and cash flows, for the respective periods then ended, subject, in the case of the unaudited interim financial statements, to normal recurring or end of period adjustments; (b) have been prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise indicated therein); (c) set forth as of the respective dates indicated adequate reserves for loan losses and other contingencies, in management's judgment; and (d) are based upon the books and records of SJNB and the SJNB Subsidiaries.

     4.5. Reports and Filings. Since January 1, 1998, each of SJNB and the SJNB
          -------------------
Subsidiaries has filed all reports, proxy statements, returns, registrations and statements (collectively, "SJNB Filings"), together with any amendments required to be made with respect thereto, that were required to be filed with (a) the FDIC, (b) the OCC, (c) the FRB, (d) the SEC and (e) any other applicable Governmental Entity, including taxing authorities, except where the failure to file such reports, proxy statements, returns, registrations or statements has not had and is not reasonably expected to have a Material Adverse Effect on SJNB. No administrative actions have been taken or threatened or orders issued in connection with such SJNB Filings. As of their respective dates, each of such SJNB Filings (y) complied in all material respects with all laws and regulations enforced or promulgated by the Governmental Entity with which it was filed (or was amended so as to be in compliance promptly following discovery of any such noncompliance); and (z) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any of such SJNB Filings fairly presented the financial position of SJNB on a consolidated basis, SJNB alone or each of the SJNB Subsidiaries alone, as the case may be, and was prepared in accordance with GAAP or banking regulations consistently applied, except as stated therein, during the periods involved. SJNB has furnished or made available to GBB true and correct copies of all SJNB Filings filed by SJNB since January 1, 1998.

     4.6. Authority of SJNB. The execution and delivery by SJNB of this
          -----------------
Agreement and the Agreement of Merger and, subject to the requisite approval of the shareholders of SJNB of this Agreement and the transactions contemplated hereby, the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of SJNB. This Agreement is, and the Agreement of Merger will be, upon due execution and delivery by the respective parties thereto, a valid and binding obligation of SJNB enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Neither the execution and delivery by SJNB of this Agreement and the Agreement of Merger, the consummation of the transactions contemplated herein or therein, nor compliance by SJNB with any of the provisions hereof or thereof, will: (a) conflict with or result in a breach of any provision of its or the SJNB Subsidiaries' Articles of Incorporation or Association, as amended, or Bylaws, as amended; (b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which SJNB or either of the SJNB Subsidiaries is a party, or by which SJNB or either of the SJNB Subsidiaries or any of their respective properties or assets are bound;
(c) result in the creation or imposition of any Encumbrance on any of the properties or assets of SJNB or the SJNB Subsidiaries; or (d) violate any order, writ, injunction, decree (as to each of the foregoing, of which SJNB has notice), statute, rule or regulation applicable to SJNB or either of the SJNB Subsidiaries or any of their respective properties or assets. No consent of, approval of, notice to or filing with any Governmental Entity having jurisdiction over any aspect of the business or assets of SJNB or the SJNB Subsidiaries, and no consent of, approval of or notice to any other Person, is required in connection with the execution and delivery by SJNB of this Agreement and the Agreement of Merger or the consummation by SJNB of the Merger or the transactions contemplated hereby or thereby, except (i) the approval of this Agreement and the Agreement of Merger and the transactions contemplated hereby and thereby by the shareholders of SJNB; (ii) such approvals as may be required by the FRB and the OCC; (iii) the filing of the Joint Proxy Statement and Prospectus and Registration Statement on Form S-4 with the SEC; and (iv) the filing of the Agreement of Merger with the Secretary of State of the State of California.

     4.7. Insurance. Each of SJNB and the SJNB Subsidiaries has policies of
          ---------
insurance and bonds with respect to its assets and business against such casualties and contingencies and in such amounts, types and forms as are customarily appropriate for its business, operations, properties and assets. All such insurance policies and bonds are in full force and effect. No insurer under any such policy or bond has canceled or indicated an intention to cancel or not to renew any such policy or bond or generally disclaimed liability thereunder. Neither SJNB nor the SJNB Subsidiaries is in default under any such policy or bond and all material claims thereunder have been filed in a timely fashion. Set forth in the SJNB Disclosure Letter is a list, as of the date hereof, of all policies of insurance carried and owned by either SJNB or the SJNB Subsidiaries showing the name of the insurance company, the nature of the coverage, the policy limit, the annual premiums and the expiration dates. There has been delivered to GBB a copy of each such policy of insurance.

     4.8. Personal Property. Each of SJNB and the SJNB Subsidiaries has good and
          -----------------
marketable title to all its material properties and assets, other than real property, owned or stated to be owned by SJNB or the SJNB Subsidiaries, free and clear of all Encumbrances except: (a) as set forth in the Financial Statements of SJNB; (b) for Encumbrances for current taxes not yet due; (c) for Encumbrances incurred in the ordinary course of business; or (d) for Encumbrances that are not substantial in character, amount or extent and that do not materially detract from the value, or interfere with present use, of the property subject thereto or affected thereby, or otherwise materially impair the conduct of business of SJNB or the SJNB Subsidiaries.

     4.9. Real Estate. SJNB has furnished GBB a list, as of the date hereof, of
          -----------
real property, including leaseholds and all other interests in real property (other than easements or security interests), owned by SJNB or the SJNB Subsidiaries (the "SJNB Real Property List"). Each of SJNB and the SJNB Subsidiaries has duly recorded or caused to be recorded, in the appropriate county, all recordable interests in such real property, including leaseholds and all other interests in such real property (other than easements or security interests), owned by SJNB or the SJNB Subsidiaries. Either SJNB or the SJNB Subsidiaries has good and marketable title to such real property, and valid leasehold interests in such leaseholds, free and clear of all Encumbrances, except (a) for rights of lessors, co-lessees or sublessees in such matters that are reflected in the lease; (b) for current taxes not yet due and payable; (c) for such Encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of such property; and (d) as described in the SJNB Filings. SJNB has furnished GBB with true and correct copies of all leases evidencing leaseholds owned by SJNB or the SJNB Subsidiaries, all title insurance policies and all documents evidencing recordation of all recordable interests in such real property (other than easements or security interests) owned by SJNB or the SJNB Subsidiaries.

     4.10.     Litigation. There is no private or governmental suit, claim,
               ----------
action or proceeding pending, nor to SJNB's knowledge threatened, against SJNB or either of the SJNB Subsidiaries or against any of their respective directors, officers or employees relating to the performance of their duties in such capacities or against or affecting any properties of SJNB or the SJNB Subsidiaries which, if adversely determined, would have, individually or in the aggregate, a Material Adverse Effect on SJNB. Also, there are no material judgments, decrees, stipulations or orders against SJNB or the SJNB Subsidiaries or enjoining their respective directors, officers or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area.

     4.11.     Taxes.
               -----

          (a) Except as set forth in the SJNB Disclosure Letter, (i) all Tax Returns required to be filed by or on behalf of SJNB or the SJNB Subsidiaries or the Affiliated Group(s) of which any of them is or was a member, have been duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects; (ii) all Taxes due and payable by or on behalf of SJNB or the SJNB Subsidiaries, either directly, as part of an Affiliated Group Tax Return, or otherwise, have been fully and timely paid, except to the extent adequately reserved therefor in accordance with GAAP and/or applicable regulatory accounting principles or banking regulations consistently applied on the SJNB balance sheet, and adequate reserves or accruals for Taxes have been provided in the SJNB balance sheet with respect to any period through the date thereof for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing; and (iii) no agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation) has been executed or filed with any taxing authority by or on behalf of SJNB, the SJNB Subsidiaries or any of their Subsidiaries, or any Affiliated Group(s) of which any of them is or was a member.

          (b) SJNB and the SJNB Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have duly and timely withheld from employee salaries, wages and other compensation and have paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

          (c) GBB has received complete copies of (i) all income or franchise Tax Returns of SJNB and the SJNB Subsidiaries relating to the taxable periods since January 1, 1998 and (ii) any audit report issued within the last three years relating to any Taxes due from or with respect to SJNB or the SJNB Subsidiaries with respect to their respective income, assets or operations.

          (d) No written claim has been made by a taxing authority in a jurisdiction where SJNB or the SJNB Subsidiaries do not file an income or franchise Tax Return such that SJNB or the SJNB Subsidiaries are or may be subject to taxation by that jurisdiction.

          (e) (i) All deficiencies asserted or assessments made as a result of any examinations by any taxing authority of the Tax Returns of or covering or including SJNB or the SJNB Subsidiaries have been fully paid, and, to the best of SJNB's knowledge, there are no other audits or investigations by any taxing authority in progress, nor have SJNB or the SJNB Subsidiaries received any written notice from any taxing authority that it intends to conduct such an audit or investigation; (ii) no requests for a ruling or a determination letter are pending with any taxing authority; and (iii) no issue has been raised in writing by any taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency against SJNB or the SJNB Subsidiaries for any subsequent taxable period that could be material.

          (f) Neither SJNB or the SJNB Subsidiaries nor any other Person on behalf of SJNB or the SJNB Subsidiaries has (i) filed a consent pursuant to
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by SJNB or the SJNB Subsidiaries (ii) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by SJNB or the SJNB Subsidiaries or has any knowledge that the Internal Revenue Service has proposed in writing any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of SJNB or the SJNB Subsidiaries or
(iii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to SJNB or the SJNB Subsidiaries.

          (g) No property owned by SJNB or the SJNB Subsidiaries is (i) property required to be treated as being owned by another Person pursuant to provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986,
(ii) constitutes "tax exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code.

          (h) Neither SJNB (except with the SJNB Subsidiaries) nor either of the SJNB Subsidiaries (except with SJNB) is a party to any tax sharing agreement or similar agreement or arrangement (whether written or not written) pursuant to which it will have any obligation to make any payments after the Closing.

          (i) There is no contract, agreement, plan or arrangement covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by SJNB or the SJNB Subsidiaries or their respective affiliates by reason of Section 280G of the Code, or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code.

          (j) There are no liens as a result of any due and unpaid Taxes upon any of the assets of SJNB or the SJNB Subsidiaries.

          (k) None of the members of SJNB's Affiliated Group has any net operating loss carryovers.

          (l) SJNB agrees, and agrees to cause the SJNB Subsidiaries, to cooperate with tax counsel in furnishing reasonable and customary written tax representations to tax counsel for purposes of supporting tax counsel's opinion that the Merger qualifies as a tax-deferred reorganization within the meaning of
Section 368(a) of the Code (a "368 Reorganization") as contemplated in Section
11.16 hereof. SJNB acknowledges that its and the SJNB Subsidiaries' inability or unwillingness to provide such reasonable and customary written representations could preclude tax counsel from rendering such opinion, with consequences specified elsewhere herein.

     4.12.     Compliance with Laws and Regulations.
               ------------------------------------

          (a) Neither SJNB nor the SJNB Subsidiaries is in default under or in breach or violation of (i) any provision its Articles of Incorporation or Association, as amended, or Bylaws, as amended, or (ii) law, ordinance, rule or regulation promulgated by any Governmental Entity, except, with respect to this clause (ii), for such violations as would not have, individually or in the aggregate, a Material Adverse Effect on SJNB.

          (b) To SJNB's knowledge, (i) each of SJNB and the SJNB Subsidiaries is in compliance with all Environmental Regulations; (ii) there are no Tanks on or about SJNB Property; (iii) there are no Hazardous Materials on, below or above the surface of, or migrating to or from SJNB Property; (iv) neither SJNB nor the SJNB Subsidiaries has loans outstanding secured by real property that is not in compliance with Environmental Regulations or which has a leaking Tank or upon which there are Hazardous Materials on or migrating to or from; and (v) without limiting Section 4.10 or the foregoing representations and warranties contained in clauses (i) through (iv), as of the date of this Agreement, there is no claim, action, suit, or proceeding or notice thereof before any Governmental Entity pending against SJNB or the SJNB Subsidiaries or concerning property securing SJNB or SJNB Subsidiaries loans and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting SJNB Property or property securing SJNB or SJNB Subsidiaries loans, relating to the foregoing representations (i) - (iv), in each case the noncompliance with which, or the presence of which would have a Material Adverse Effect on SJNB. For purposes of this Agreement, the term "Environmental Regulations" shall mean all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all Governmental Entities and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation those pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials, or wastes, whether solid, liquid, or gaseous in nature and all requirements pertaining to the protection of the health and safety of employees or the public. "SJNB Property" shall mean real estate currently owned, leased, or otherwise used by SJNB or the SJNB Subsidiaries, or in which SJNB or the SJNB Subsidiaries has an investment or security interest (by mortgage, deed of trust, sale and lease-back or otherwise), including, without limitation, properties under foreclosure and properties held by SJNB or the SJNB Subsidiaries in its capacity as a trustee or otherwise. "Tank" shall mean treatment or storage tanks, gas or oil wells and associated piping transportation devices. "Hazardous Materials" shall mean any substance: (1) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; (2) which is defined as a hazardous waste, hazardous substance, hazardous material, used oil, pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.
Section 9601, et seq.); the Resource Conservation and Recovery Act (42 U.S.C.
Section 6901, et seq.); the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251, et seq.); the Toxic Substances Control Act, as amended (15 U.S.C. Section 9601, et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C.
Section 651; the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. Section 11001, et seq.); the Mine Safety and Health Act of 1977, as amended (30 U.S.C. Section 801, et seq.); the Safe Drinking Water Act (42 U.S.C.
Section 300f, et seq.); and all comparable state and local laws, including without limitation, the Carpenter-Presley-Tanner Hazardous Substance Account Act (State Superfund), the Porter-Cologne Water Quality Control Act, Section 25140, 25501(j) and (k), 25501.1,25281 and 25250.1 of the California Health and Safety Code and/or Article I of Title 22 of the California Code of Regulations, Division 4, Chapter 30; (3) comparable laws of other jurisdictions or orders and regulations thereunder; (4) the presence of which causes or threatens to cause a nuisance, trespass or other common law tort upon real property or adjacent properties or poses or threatens to pose a hazard to the health or safety of persons or without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons; or (5) polychlorinated biphenyls (PCBs), asbestos, lead-containing paints or urea formaldehyde foam insulation.

          (c) SJNB has provided to GBB phase I environmental assessments with respect to each interest in real property owned by SJNB or the SJNB Subsidiaries as to which such a phase I environmental investigation has been prepared by or on behalf of SJNB or the SJNB Subsidiaries. The SJNB Real Property list shall disclose each such property as to which such an assessment has not been prepared on behalf of SJNB or the SJNB Subsidiaries.

     4.13.     Performance of Obligations. Each of SJNB and the SJNB
               --------------------------
Subsidiaries has performed in all material respects all of the obligations required to be performed by it to date and is not in default under or in breach of any term or provision of any Scheduled Contract to which it is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default or breach, where such default or breach would have, individually or in the aggregate, a Material Adverse Effect on SJNB. Except for loans and leases made by SJNB or the SJNB Subsidiaries in the ordinary course of business, to SJNB's knowledge, no party to any Scheduled Contract is in default thereunder.

     4.14.     Employees. There are no controversies pending or, to the best of
               ---------
SJNB's knowledge, threatened between either SJNB or the SJNB Subsidiaries and any of their respective employees that are likely to have a Material Adverse Effect on SJNB. Neither SJNB nor the SJNB Subsidiaries is a party to any collective bargaining agreement with respect to any of its employees or any labor organization to which its employees or any of them belong.

     4.15.     Brokers and Finders. Except for the obligation to Dain Rauscher
               -------------------
Wessels set forth in the Dain Rauscher Agreement, a copy of which has been delivered to GBB, neither SJNB nor the SJNB Subsidiaries is a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions provided for herein will result in any liability to any broker or finder.

     4.16. Material Contracts. Except as set forth in the SJNB Disclosure Letter (each item listed or required to be listed in such SJNB Disclosure Letter by this Section 4.16 being referred to herein as a "Scheduled Contract"), neither SJNB nor the SJNB Subsidiaries is a party or otherwise subject to:

          (a) any employment, deferred compensation, bonus or consulting contract that (i) has a remaining term, as of the date of this Agreement, of more than one year in length of obligation on the part of SJNB or the SJNB Subsidiaries and is not terminable by SJNB or the SJNB Subsidiaries within one year without penalty or (ii) requires payment by SJNB or the SJNB Subsidiaries of $100,000 or more per annum;

          (b) any advertising, brokerage, licensing, dealership, representative or agency relationship or contract requiring payment by SJNB or the SJNB Subsidiaries of $100,000 or more per annum;

          (c) any contract or agreement that restricts SJNB or the SJNB Subsidiaries (or would restrict any Affiliate of SJNB or the SJNB Subsidiaries or the Surviving Corporation (including GBB and its Subsidiaries) after the Effective Time of the Merger) from competing in any line of business with any Person or using or employing the services of any Person;

          (d) any lease of real or personal property providing for annual lease payments by or to SJNB or the SJNB Subsidiaries in excess of $100,000 per annum other than (A) financing leases entered into in the ordinary course of business in which SJNB or the SJNB Subsidiaries is lessor and (B) leases of real property presently used by the SJNB Subsidiaries as offices;

          (e) any mortgage, pledge, conditional sales contract, security agreement, option, or any other similar agreement with respect to any interest of SJNB or the SJNB Subsidiaries (other than as mortgagor or pledgor in the ordinary course of its banking business, as mortgagee, secured party or deed of trust beneficiary in the ordinary course of its banking business or as security for deposits of Governmental Entities in the ordinary course of its banking business) in personal property having a value of $100,000 or more;

          (f) other than as described in the SJNB Filings or as set forth in the SJNB Disclosure Letter, any stock purchase, stock option, stock bonus, stock ownership, profit sharing, group insurance, bonus, deferred compensation, severance pay, pension, retirement, savings or other incentive, welfare or employment plan or material agreement providing benefits to any present or former employees, officers or directors of SJNB or the SJNB Subsidiaries;

          (g) any agreement to acquire equipment or any commitment to make capital expenditures of $100,000 or more;

          (h) other than agreements entered into in the ordinary course of business, including sales of other real estate owned, any agreement for the sale of any property or assets in which SJNB or the SJNB Subsidiaries has an ownership interest or for the grant of any preferential right to purchase any such property or asset;

          (i) any agreement for the borrowing of any money (other than liabilities or interbank borrowings made in the ordinary course of its banking business and reflected in the financial records of SJNB or the SJNB Subsidiaries);

          (j) any restrictive covenant contained in any deed to or lease of real property owned or leased by SJNB or the SJNB Subsidiaries (as lessee) that materially restricts the use, transferability or value of such property;

          (k) any guarantee or indemnification which involves the sum of $100,000 or more, other than letters of credit or loan commitments issued in the normal course of business, indemnification obligations set forth in the Bylaws of SJNB or the SJNB Subsidiaries or in the SJNB Scheduled Contracts;

          (l) any supply, facilities maintenance or landscape contracts not terminable by SJNB or the SJNB Subsidiaries without penalty on 30 days' or less notice and which provides for payments in excess of $100,000 per annum;

          (m) any material agreement which would be terminable other than by SJNB or the SJNB Subsidiaries as a result of the consummation of the transactions contemplated by this Agreement;

          (n) any contract of participation with any other bank in any loan in excess of $100,000 or any sales of assets of SJNB or the SJNB Subsidiaries with recourse of any kind to SJNB or the SJNB Subsidiaries except the sale of mortgage loans, servicing rights, repurchase or reverse repurchase agreements, securities or other financial transactions in the ordinary course of business;

          (o) any agreement providing for the sale or servicing of any loan or other asset which constitutes a "recourse arrangement" under applicable regulation or policy promulgated by a Governmental Entity (except for agreements for the sale of guaranteed portions of loans guaranteed in part by the U.S.Small Business Administration and related servicing agreements);

          (p) any contract relating to the provision of data processing services to SJNB or the SJNB Subsidiaries which provides for payments in excess of $100,000 per annum; or

          (q) any other agreement of any other kind which involves future payments or receipts or performances of services or delivery of items requiring payment of $100,000 or more to or by SJNB or the SJNB Subsidiaries other than payments made under or pursuant to loan agreements, participation agreements and other agreements for the extension of credit in the ordinary course of their business.

     True copies of all SJNB Scheduled Contracts, including all amendments and supplements thereto, have been delivered to GBB.

     4.17. Certain Material Changes. Except as specifically required, permitted or effected by this Agreement or as disclosed in the SJNB Filings, since March 31, 2001, there has not been, occurred or arisen any of the following (whether or not in the ordinary course of business unless otherwise indicated):

          (a) any change in any of the assets, liabilities, permits, methods of accounting or accounting practices, business, or manner of conducting business, of SJNB or the SJNB

Subsidiaries or any other event or development that has had or may reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on SJNB;

          (b) any damage, destruction or other casualty loss (whether or not covered by insurance) that has had or may reasonably be expected to have a Material Adverse Effect on SJNB;

          (c) any amendment, modification or termination of any existing, or entry into any new, material contract or permit that has had or may reasonably be expected to have a Material Adverse Effect on SJNB;

          (d) any disposition by SJNB or the SJNB Subsidiaries of an asset the lack of which has had or may reasonably be expected to have a Material Adverse Effect on SJNB; or

          (e) any direct or indirect redemption, purchase or other acquisition by SJNB or the SJNB Subsidiaries of any equity securities or any declaration, setting aside or payment of any dividend or other distribution on or in respect of SJNB Stock whether consisting of money, other personal property, real property or other things of value (except for dividends permitted by Section 6.1(b)).

     4.18.     Licenses and Permits. Each of SJNB and the SJNB Subsidiaries has
               --------------------
all material licenses and permits that are necessary for the conduct of its business, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a Material Adverse Effect on SJNB. The respective properties, assets, operations and businesses of SJNB and the SJNB Subsidiaries are and have been maintained and conducted, in all material respects, in compliance with all applicable (a) licenses and permits; and (b) laws and regulations.

     4.19.     Undisclosed Liabilities. Neither SJNB nor the SJNB Subsidiaries
               -----------------------
has any liabilities or obligations, either accrued or contingent, that are material to SJNB and that have not been: (a) reflected or disclosed in the Financial Statements of SJNB; (b) incurred subsequent to December 31, 2000 in the ordinary course of business consistent with past practices; or (c) disclosed in the SJNB Disclosure Letter or on any other SJNB List. SJNB does not know of any basis for the assertion against it or the SJNB Subsidiaries of any liability, obligation or claim (including, without limitation, that of any regulatory authority) that is likely to result in or cause a Material Adverse Effect on SJNB that is not fairly reflected in the Financial Statements of SJNB or otherwise disclosed in this Agreement.

     4.20.     Employee Benefit Plans.
               ----------------------

          (a) SJNB has previously made available to GBB copies of each "employee benefit plan," as defined in Section 3(3) of ERISA, of which SJNB or any member of the same controlled group of corporations, trades or businesses as SJNB within the meaning of Section 4001(a)(14) of ERISA ("ERISA Affiliates") is a sponsor or participating employer or as to which

SJNB or any of its ERISA Affiliates makes contributions or is required to make contributions and which is subject to any provision of ERISA and covers any employee, whether active or retired, of SJNB or any of its ERISA Affiliates, together with all amendments thereto, all currently effective and related summary plan descriptions, the determination letter from the IRS, the annual reports for the most recent three years (Form 5500 including, if applicable, Schedule B thereto) and a summary of material modifications and all material employee communications prepared in connection with any such plan. Such plans are hereinafter referred to collectively as the "Employee Plans." SJNB does not participate in an employee benefit pension plan that is a "multiemployer plan" within the meaning of Section 3(37) of ERISA. Each Employee Plan which is intended to be qualified in form and operation under Section 401(a) of the Code is so qualified and the associated trust for each such Employee Plan is exempt from tax under Section 501(a) of the Code. No event has occurred that will subject such Employee Plans to a material amount of tax under Section 511 of the Code. All amendments required to bring each Employee Plan into conformity with all of the applicable provisions of ERISA, the Code and all other applicable laws have been made, except to the extent that such amendments may be retroactively adopted under Section 401(b) of the Code and the regulations issued thereunder. Except as disclosed in the SJNB Disclosure Letter, all Employee Plans were in effect prior to January 1, 2001, and there has been no material amendment thereof (other than amendments required to comply with applicable law) or increase in the cost thereof or benefits thereunder on or after January 1, 2001.

          (b) SJNB has previously made available to GBB copies or descriptions of each plan or arrangement maintained or otherwise contributed to by SJNB or any of its ERISA Affiliates which is not an Employee Plan and which (exclusive of base salary and base wages) provides for any form of current or deferred compensation, bonus, stock option, stock awards, stock-based compensation or other forms of incentive compensation or post-termination insurance, profit sharing, benefit, retirement, group health or insurance, disability, workers' compensation, welfare or similar plan or arrangement for the benefit of any employee or class of employees, whether active or retired, of SJNB or any of its ERISA Affiliates (such plans and arrangements being collectively referred to herein as "Benefit Arrangements"). Except as disclosed in the SJNB Disclosure Letter, all Benefit Arrangements which are in effect were commenced or in effect prior to January 1, 2001. Except as disclosed in the SJNB Disclosure Letter, there has been no material amendment thereof or increase in the cost thereof or benefits payable thereunder since January 1, 2001. Except as set forth in the SJNB Disclosure Letter, there has been no material increase in the compensation of or benefits payable to any senior executive employee of SJNB since January 1, 2001, nor any employment, severance or similar contract entered into with any such employee, nor any amendment to any such contract, since January 1, 2001.

          (c) With respect to all Employee Plans and Benefit Arrangements, SJNB and its ERISA Affiliates are in compliance (other than noncompliance the cost or liability for which would not have a Material Adverse Effect on SJNB) with the requirements prescribed by any and all statutes, governmental or court orders, or governmental rules or regulations currently in effect, including but not limited to ERISA and the Code, applicable to such plans or arrangements. All government reports and filings required by law have been properly and timely filed and all information required to be distributed to participants or beneficiaries has been distributed with respect to each Employee Plan. SJNB and its ERISA Affiliates have performed all of their obligations under all such Employee Plans and Benefit Arrangements in all material aspects. There is no pending or, to the best of SJNB's knowledge, threatened legal action, proceeding or investigation against or involving any Employee Plan or Benefit Arrangement. No condition exists that could constitute grounds for the termination of any Employee Plan under Section 4042 of ERISA. No "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the Code, has occurred with respect to any Employee Plan, or any other employee benefit plan maintained by SJNB or any of its ERISA Affiliates which is covered by Title I of ERISA, which could subject any person (other than a person for whom SJNB is not directly or indirectly responsible) to liability under Title I of ERISA or to the imposition of tax under Section 4975 of the Code (other than any such transaction the cost or liability for which would not have a Material Adverse Effect on SJNB). No Employee Plan subject to Part III of Subtitle B of Title I of ERISA or Section 412 of the Code, or both, has incurred any "accumulated funding deficiency," as defined in Section 412 of the Code, whether or not waived, nor has SJNB failed to make any contribution or pay any amount due and owing as required by the terms of any Employee Plan or Benefit Arrangement. No "reportable event" as defined in ERISA has occurred with respect to any of the Employee Plans. Neither SJNB nor any of its ERISA Affiliates has incurred nor expects to incur, directly or indirectly, any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA which could constitute a liability of GBB or of any of its Affiliates (including SJNB and the SJNB Subsidiaries) at or after the Effective Time of the Merger.

          (d) Neither SJNB nor any of its ERISA Affiliates has provided or is required to provide security to any Employee Plan pursuant to Section 401(a)(29) of the Code. Each of the Employee Plans which is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS and neither SJNB nor the SJNB Subsidiaries knows of any fact which reasonably could be expected to adversely affect the qualified status of any such Employee Plan. All contributions required to be made to each of the Employee Plans under the terms of the Employee Plan, ERISA, the Code or any other applicable laws have been timely made. The Financial Statements of SJNB properly reflect all amounts required to be accrued as liabilities to date under each of the Employee Plans. The fair market value of the assets of each Employee Plan and Benefit Arrangement that is funded, or required to be funded under the terms of the Employee Plan or Benefit Arrangement, ERISA, the Code or any other applicable law, equals or exceeds the liabilities, including the present value of benefit obligations, of such Employee Plan or Benefit Arrangement.

          (e) Except for SJNB Scheduled Contracts or as set forth in the SJNB Disclosure Letter, each Employee Plan or Benefit Arrangement and each personal services contract, fringe benefit, consulting contract or similar arrangement with or for the benefit of any officer, director, employee or other person can be terminated by SJNB within a period of 30 days following the Effective Time of the Merger, without payment of any specified material amount as a penalty, bonus, premium, severance pay or other compensation for such termination.

          (f) All group health plans of SJNB have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and with the group health plan portability, access and renewability requirements of Sections 9801 through 9833 of the Code, and corresponding provisions of ERISA, in all material respects.

          (g) Except as set forth in the SJNB Disclosure Letter, neither SJNB nor the SJNB Subsidiaries has used the services of (i) workers who have been provided by a third party contract labor supplier for more than six months or who may otherwise be eligible to participate in any of the Employee Plans or to an extent that would reasonably be expected to result in the disqualification of any of the Employee Plans or the imposition of penalties or excise taxes with respect to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity; (ii) temporary employees who have worked for more than six months or who may otherwise be eligible to participate in any of the Employee Plans or to an extent that would reasonably be expected to result in the disqualification of any of the Employee Plans or the imposition of penalties or excise taxes with respect to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity; (iii) individuals who have provided services to SJNB or the SJNB Subsidiaries as independent contractors for more than six months or who may otherwise be eligible to participate in the Employee Plans or to an extent that would reasonably be expected to result in the disqualification of any of the Employee Plans or the imposition of penalties or excise taxes with respect to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity or (iv) leased employees, as that term is defined in section 414(n) of the Code.

          (h) Except as set forth in the SJNB Disclosure Letter, with respect to each Employee Plan that is funded wholly or partially through an insurance policy, there will be no material liability of SJNB or the SJNB Subsidiaries, as of the Closing Date, under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing Date.

     4.21.     Corporate Records. The minute books of each of SJNB, SJNBank and
               -----------------
Epic Funding Corporation (since May 22, 1998 with respect to Epic Funding Corporation) accurately reflect all material corporate actions taken to this date by the respective shareholders, board of directors and committees of each of SJNB and the SJNB Subsidiaries.

     4.22.     Accounting Records. Each of SJNB and the SJNB Subsidiaries
               ------------------
maintains accounting records which fairly and accurately reflect, in all material respects, its transactions and accounting controls exist sufficient to provide reasonable assurances that such transactions are, in all material respects, (i) executed in accordance with its management's general or specific authorization, and (ii) recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles. Such records, to the extent they contain important information pertaining to SJNB or the SJNB Subsidiaries which is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely.

     4.23.     Offices and ATMs. SJNB has furnished to GBB a list (the "SJNB
               ----------------
Offices List") setting forth the headquarters of each of SJNB and the SJNB Subsidiaries (identified as such) and each of the offices and automated teller machines ("ATMs") maintained and operated by SJNB or the SJNB Subsidiaries (including, without limitation, representative and loan production offices and operations centers) and the location thereof. Except as set forth on the SJNB Offices List, neither SJNB nor the SJNB Subsidiaries maintains any other office or ATM or conducts business at any other location, and neither SJNB nor the SJNB Subsidiaries has applied for or received permission to open any additional branch or operate at any other location.

     4.24.     Operating Losses. SJNB has furnished to GBB a list (the "SJNB
               ----------------
Operating Losses List") setting forth any Operating Loss (as herein defined) which has occurred at SJNB during the period after December 31, 2000 to the date of this Agreement. To the best of SJNB's knowledge, no action has been taken or omitted to be taken by any employee of SJNB that has resulted in the incurrence by SJNB of an Operating Loss or that might reasonably be expected to result in the incurrence of any individual Operating Loss which would exceed $1,000,000 on an individual basis or in the aggregate. For purposes of this section "Operating Loss" means any loss resulting from cash shortages, lost or misposted items, disputed clerical and accounting errors, forged checks, payment of checks over stop payment orders, counterfeit money, wire transfers made in error, theft, robberies, defalcations, check kiting, fraudulent use of credit cards or ATMs, civil money penalties, fines, litigation, claims or other similar acts or occurrences.

     4.25.     Loan Portfolio. SJNB has furnished to GBB a list (the "SJNB Loan
               --------------
List") that sets forth (a) as of May 31, 2001, a description of, by type and classification, if any, each loan, lease, other extension of credit or commitment to extend credit by SJNB or the SJNB Subsidiaries; (b) sets forth as of May 31, 2001, by type and classification, all loans, leases, other extensions and commitments to extend credit of SJNB or the SJNB Subsidiaries that have been classified by its bank examiners or auditors (external or internal) as "Watch List," "Substandard," "Doubtful," "Loss" or any comparable classification; and
(c) all consumer loans due to SJNB or the SJNB Subsidiaries as to which any payment of principal, interest or any other amount is 90 days or more past due.

     4.26.     Investment Securities. SJNB has furnished to GBB a list (the
               ---------------------
"SJNB Investment Securities List") setting forth a description of each Investment Security held by SJNB or the SJNB Subsidiaries on May 31, 2001. The SJNB Investment Securities List sets forth, with respect to each such Investment
Security: (i) the issuer thereof; (ii) the outstanding balance or number of shares; (iii) the maturity, if applicable; (iv) the title of issue; and (v) the classification under SFAS No. 115. Neither SJNB nor the SJNB Subsidiaries has any Investment Security classified as trading.

     4.27.     Power of Attorney. Neither SJNB nor the SJNB Subsidiaries has
               -----------------
granted any Person a power of attorney or similar authorization that is presently in effect or outstanding.

     4.28.     Facts Affecting Regulatory Approvals. To the best knowledge of
               ------------------------------------
SJNB, there is no fact, event or condition applicable to SJNB or the SJNB Subsidiaries which will, or reasonably could be expected to, adversely affect the likelihood of securing the requisite approvals or consents of any Governmental Entity to the Merger and the transactions contemplated by this Agreement.

     4.29.     Pooling; Tax Treatment.
               ----------------------

          (a) SJNB intends that the Merger be accounted for under the "pooling-of-interests" method under the requirements of Opinion No. 16 (Business Combinations) of the Accounting Principles Board of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the rules and regulations of the SEC.

          (b) Neither SJNB nor any of its Affiliates has taken or agreed to take any action or is aware of any fact or circumstance with respect to SJNB that would prevent the Merger from qualifying (i) for "pooling-of-interests" accounting treatment as described in (a) above or (ii) as a 368 Reorganization.

     4.30.     Indemnification. Other than pursuant to the provisions of their
               ---------------
respective Articles of Incorporation or Association, as the case may be, or Bylaws, or as disclosed in the SJNB Disclosure Letter, the Dain Rauscher Agreement or the Scheduled Contracts, neither SJNB nor the SJNB Subsidiaries is a party to any indemnification agreement with any of its present officers, directors, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of SJNB or the SJNB Subsidiaries ("Covered Parties"), and to the best knowledge of SJNB, there are no claims for which any Covered Person would be entitled to indemnification by SJNB or the SJNB Subsidiaries if such provisions were deemed in effect, except as set forth in a list furnished by SJNB to GBB (the "SJNB Indemnification List").

     4.31.     Community Reinvestment Act. SJNBank has received rating of
               --------------------------
"satisfactory" in its most recent examination or interim review with respect to the Community Reinvestment Act. SJNBank has not been advised of any material supervisory concerns regarding SJNBank's compliance with the Community Reinvestment Act.

     4.32.     Derivative Transactions. Except as set forth in the SJNB
               -----------------------
Disclosure Letter, neither SJNB nor the SJNB Subsidiaries is a party to or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivative contract (including various combinations thereof) or owns securities that are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes," or "capped floating rate mortgage derivatives."

     4.33.     Trust Administration. Neither SJNB nor the SJNB Subsidiaries
               --------------------
presently maintains trusts or exercises trust powers, including, but not limited to, trust administration, and none of them nor any predecessor has maintained any trusts or exercised such trust powers for a period of at least three years prior to the date hereof. The term "trusts" as used in this Section 4.33 includes (i) any and all common law or other trusts between an individual, corporation or other entities and SJNB or the SJNB Subsidiaries or any of their predecessors, as trustee or co-trustee, including, without limitation, pension or other qualified or nonqualified employee benefit plans, compensation, testamentary, inter vivos, and charitable trust indentures;
(ii) any and all decedents' estates where SJNB or the SJNB Subsidiaries or any of their predecessors is serving or has served as a co-executor or sole executor, personal representative or administrator, administrator de bonis non, administrator de bonis non with will annexed, or in any similar fiduciary capacity; (iii) any and all guardianships, conservatorships or similar positions where SJNB or the SJNB Subsidiaries or any of their predecessors is serving or has served as a co-grantor or a sole grantor or a conservator or co-conservator of the estate, or any similar fiduciary capacity; and (iv) any and all agency and/or custodial accounts and/or similar arrangements, including plan administrator for employee benefit accounts, under which SJNB or the SJNB Subsidiaries or any of their predecessors is serving or has served as an agent or custodian for the owner or other party establishing the account with or without investment authority.

     4.34.     Disclosure Documents and Applications. None of the information
               -------------------------------------
supplied or to be supplied by or on behalf of SJNB ("SJNB Supplied Information") for inclusion in (a) the Registration Statement on Form S-4 and the Joint Proxy Statement and Prospectus and (b) any other documents to be filed with the SEC, the FRB, the OCC or any other Governmental Entity in connection with the transactions contemplated in this Agreement, will, at the respective times such documents are filed or become effective, or with respect to the Joint Proxy Statement and Prospectus when mailed, with respect to the SJNB Supplied Information, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.35.     Intellectual Property. SJNB and the SJNB Subsidiaries own or
               ---------------------
possess valid and binding licenses and other rights to use without payment all material patents, copyrights, trade secrets, trade names, service marks and trademarks used in their respective businesses; and neither SJNB nor the SJNB Subsidiaries has received any notice with respect thereto that asserts the rights of others. SJNB and the SJNB Subsidiaries have in all material respects performed all the obligations required to be performed by them, and are not in default in any material respect under any license, contract, agreement, arrangement or commitment relating to any of the foregoing.

     4.36.     Insider Loans; Other Transactions. SJNB has previously provided
               ---------------------------------
GBB or its agent with a listing, current as of May 31, 2001, of all outstanding extensions of credit made by SJNB and the SJNB Subsidiaries to each of its executive officers and directors and their related interests (all as defined under FRB Regulation O), all of which have been made in compliance with Regulation O, and Section 23B under the Federal Reserve Act which listing is true, correct and complete in all material respects. Neither SJNB nor the SJNB Subsidiaries owes any amount to, or has any contract or lease with or commitment to, any of the present executive officers or directors of SJNB or the SJNB Subsidiaries (other than for compensation for current services not yet due and payable, reimbursement of expenses arising in the ordinary course of business, options or awards available under the SJNB Stock Option Plans or any amounts due pursuant to SJNB's Employee Plans).

     4.37.     Registration Obligation. Except as disclosed in the SJNB
               -----------------------
Disclosure Letter, neither SJNB nor the SJNB Subsidiaries is under any obligation, contingent or otherwise, to register any of their respective securities under the Securities Act.

     4.38.     Accuracy and Currentness of Information Furnished. The
               -------------------------------------------------
representations and warranties made by SJNB hereby or in the SJNB Lists or schedules hereto do not contain any untrue statement of a material fact or omit to state any material fact which is necessary under the circumstances under which they were made to prevent the statements contained herein or in such schedules from being misleading.

     4.39.     Opinion of Financial Advisor. SJNB has received the opinion of
               ----------------------------
Dain Rauscher Wessels to the effect that, as of the date of such opinion, the Conversion Ratio is fair from a financial point of view to the holders of the SJNB Stock, and as of the date hereof such opinion has not been withdrawn.

     4.40.     Pooling Letter. SJNB has received a letter from KPMG dated as of
               --------------
June 22, 2001 and addressed to SJNB, a copy of which has been delivered to GBB, stating that KPMG concurs with SJNB management's conclusion that, as of June 22, 2001, SJNB is eligible to participate in a transaction accounted for as a "pooling-of-interests" under Opinion 16 (Business Combination) of the Accounting Principles Board of the American Institute of Certified Public Accountants, and the rules and regulations of the SEC.

                                   ARTICLE 5.

                      REPRESENTATIONS AND WARRANTIES OF GBB
                      -------------------------------------

     GBB represents and warrants to SJNB as follows, except as set forth in the GBB Disclosure Letter:

     5.1. Incorporation, Standing and Power. GBB has been duly organized, is
          ---------------------------------
validly existing and in good standing as a corporation under the laws of the State of California and is registered as a bank holding company under the BHC Act. GBB has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. GBB is duly qualified and in good standing as a foreign corporation, and is authorized to do business, in all states or other jurisdictions in which such qualification or authorization is necessary, except where the failure to be so qualified or authorized would not, individually or in the aggregate, have a Material Adverse Effect on GBB. True and correct copies of the Articles of Incorporation and Bylaws of GBB have been delivered to SJNB. Such Articles of Incorporation and Bylaws are in full force and effect as of the date hereof.

     5.2. Capitalization. As of the date of this Agreement, the authorized
          --------------
capital stock of GBB consists of 80,000,000 shares of common stock, of which 42,707,679 shares are outstanding as of June 22, 2001, and 4,000,000 shares of preferred stock, no par value, of which no shares are outstanding. All of the outstanding shares of GBB Stock are duly authorized, validly issued, fully paid and nonassessable. The GBB Stock to be issued in the Merger will be duly authorized, validly issued, fully paid and nonassessable. GBB has entered into a Rights Agreement, dated as of November 17, 1998, with Wells Fargo Bank Minnesota, N.A., pursuant to which GBB has issued rights to purchase shares of GBB's preferred stock upon the occurrence of certain events. Neither the execution and delivery of this Agreement, the Merger nor the issuance of GBB Stock in connection therewith will constitute an event triggering the exercisability of such rights.

     5.3. Financial Statements. GBB has previously furnished to SJNB a copy of
          --------------------
the Financial Statements of GBB. The Financial Statements of GBB: (a) present fairly and accurately the consolidated financial condition of GBB as of the respective dates indicated and its consolidated results of operations and changes in shareholders' equity and cash flows, as applicable, for the respective periods then ended, subject, in the case of the unaudited consolidated interim financial statements, to normal recurring adjustments; (b) have been prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise indicated therein); (c) set forth as of the respective dates indicated adequate reserves for loan losses and other contingencies; and (d) are based upon the books and records of GBB and its Subsidiaries.

     5.4. Reports and Filings. Since January 1, 1998, GBB and each of the Banks
          -------------------
have filed all reports, returns, registrations and statements (collectively, "GBB Filings"), together with any amendments required to be made with respect thereto, that were required to be filed with (a) the SEC, (b) the FRB, (c) the DFI, (d) the FDIC, (e) the OCC and (f) any other applicable Governmental Entity, including taxing authorities, except where the failure to file such reports, returns, registrations or statements has not had and is not reasonably expected to have a Material Adverse Effect on GBB. No administrative actions have been taken or threatened or orders issued in connection with such GBB Filings. As of their respective dates, each of such GBB Filings (y) complied in all material respects with all laws and regulations enforced or promulgated by the Governmental Entity with which it was filed (or was amended so as to be in such compliance promptly following discovery of any such noncompliance); and (z) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any of such GBB Filings that was intended to present the financial position of GBB on a consolidated basis fairly presented the financial position of GBB on a consolidated basis and was prepared in accordance with generally accepted accounting principles or banking regulations consistently applied, except as stated therein, during the periods involved.

     5.5. Authority. The execution and delivery by GBB of this Agreement and the
          ---------
Agreement of Merger, and, subject to the approval of the shareholders of GBB of this Agreement and the transactions contemplated hereby, the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of GBB. This Agreement is, and the Agreement of Merger will be, upon due execution and delivery by the respective parties hereto, valid and binding obligations of GBB enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Neither the execution and delivery by GBB of this Agreement or the Agreement of Merger, the consummation of the transactions contemplated herein or therein, nor compliance by GBB with any of the provisions hereof or thereof, will: (a) conflict with or result in a breach of any provision of its Articles of Incorporation, as amended, or Bylaws, as amended; (b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which GBB or any subsidiary of GBB is a party, or by which GBB or any subsidiary of GBB or any of its properties or assets is bound; (c) result in the creation or imposition of any Encumbrance on any of the respective properties or assets of GBB or any subsidiary; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to GBB or any subsidiary of GBB or any of its respective properties or assets. No consent of, approval of, notice to or filing with any Governmental Entity having jurisdiction over any aspect of the business or assets of GBB or any of its Subsidiaries, and no consent of, approval of or notice to any other Person, is required in connection with the execution and delivery by GBB of this Agreement or the Agreement of Merger, or the consummation by GBB of the Merger or the transactions contemplated hereby or thereby, except (i) such approvals as may be required by the FRB; (ii) the filing of the Joint Proxy Statement and Prospectus and Registration Statement on Form S-4 with the SEC and the issuance by the SEC of an order declaring the Registration Statement on Form S-4 effective; (iii) the approval of this Agreement and the transactions contemplated hereby by the shareholders of GBB;
(iv) the filing of the Agreement of Merger with the Secretary of State of the State of California; and (v) such approvals as may be required to approve for inclusion on the Nasdaq National Market System of the GBB Stock to be issued in the Merger.

     5.6. Insurance. Each of GBB and the Banks has policies of insurance and
          ---------
bonds with respect to its assets and business against such casualties and contingencies and in such amounts, types and forms as are customarily appropriate for its business, operations, properties and assets. All such insurance policies and bonds are in full force and effect. No insurer under any such policy or bond has canceled or indicated an intention to cancel or not to renew any such policy or bond or generally disclaimed liability thereunder. Neither GBB nor the Banks is in default under any such policy or bond and all material claims thereunder have been filed in a timely fashion.

     5.7. Subsidiaries. As of the date of this Agreement, GBB owns 100% of the
          ------------
outstanding stock of each of the Banks, Matsco Lease Finance, Inc. II, Matsco Lease Finance, Inc. III, Pacific Business Funding Corporation, Peninsula Real Estate Corporation and GBBK Corp. As of the date of this Agreement, and except for its investments in the entities listed in the preceding sentence, GBB Capital I, GBB Capital II, GBB Capital III, GBB Capital IV and GBB

Capital V, GBB does not own, directly or indirectly (except as a pledgee pursuant to loans or upon acquisition in satisfaction of debt previously contracted), the outstanding stock or equity or other voting interest in any other Person.

     5.8. Litigation. There is no private or governmental suit, claim, action or
          ----------
proceeding pending, nor to GBB's knowledge threatened, against GBB or any of the Banks or against any of their respective directors, officers or employees relating to the performance of their duties in such capacities or against or affecting any properties of GBB or the Banks which, if adversely determined, would have, individually or in the aggregate, a Material Adverse Effect on GBB. Also, there are no material judgments, decrees, stipulations or orders against GBB or the Banks or enjoining their respective directors, officers or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area.

     5.9. Taxes.
          -----

          (a) (i) All Tax Returns required to be filed by or on behalf of GBB or the Banks or the Affiliated Group(s) of which any of them is or was a member, have been duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects; (ii) all Taxes due and payable by or on behalf of GBB or the Banks, either directly, as part of an Affiliated Group Tax Return, or otherwise, have been fully and timely paid, except to the extent adequately reserved therefor in accordance with GAAP and/or applicable regulatory accounting principles or banking regulations consistently applied on the GBB balance sheet, and adequate reserves or accruals for Taxes have been provided in the GBB balance sheet with respect to any period through the date thereof for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing; and (iii) no agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation) has been executed or filed with any taxing authority by or on behalf of GBB, the Banks or any of their Subsidiaries, or any Affiliated Group(s) of which any of them is or was a member.

          (b) GBB and the Banks have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have duly and timely withheld from employee salaries, wages and other compensation and have paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

          (c) No written claim has been made by a taxing authority in a jurisdiction where GBB or the Banks do not file an income or franchise Tax Return such that GBB or the Banks are or may be subject to taxation by that jurisdiction.

          (d) (i) All deficiencies asserted or assessments made as a result of any examinations by any taxing authority of the Tax Returns of or covering or including GBB or the Banks have been fully paid, and, to the best of GBB's knowledge, there are no other audits or investigations by any taxing authority in progress, nor have GBB or the Banks received any written notice from any taxing authority that it intends to conduct such an audit or investigation; (ii) no requests for a ruling or a determination letter are pending with any taxing authority; and (iii) no issue has been raised in writing by any taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency against GBB or the Banks for any subsequent taxable period that could be material.

          (e) There are no liens as a result of any due and unpaid Taxes upon any of the assets of GBB or the Banks.

          (f) GBB agrees, and agrees to cause the Banks, to cooperate with tax counsel in furnishing reasonable and customary written tax representations to tax counsel for purposes of supporting tax counsel's opinion that the Merger qualifies as a 368 Reorganization as contemplated by Section 10.6. GBB acknowledges that its and the Banks' inability or unwillingness to provide such reasonable and customary written representations could preclude tax counsel from rendering such opinion, with consequences specified elsewhere herein.

     5.10.     Compliance with Laws and Regulations. Neither GBB nor the Banks
               ------------------------------------
is in default under or in breach or violation of (i) any provision its Articles of Incorporation or Association, as amended, or Bylaws, as amended, or (ii) any law, ordinance, rule or regulation promulgated by any Governmental Entity, except, with respect to this clause (ii), for such violations as would not have, individually or in the aggregate, a Material Adverse Effect on GBB.

     5.11.     Performance of Obligations. Each of GBB and the Banks has
               --------------------------
performed in all material respects all of the obligations required to be performed by it to date and is not in default under or in breach of any term or provision of any material contract included in the GBB Filings to which it is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default or breach, where such default or breach would have, individually or in the aggregate, a Material Adverse Effect on GBB. Except for loans and leases made by GBB or the Banks in the ordinary course of business, to GBB's knowledge, no party with whom GBB or the Banks has an agreement that is of material importance to the business of GBB on a consolidated basis is in default thereunder.

     5.12.     Brokers and Finders. Except for the obligation to Sandler O'Neill
               -------------------
& Partners, L.P., GBB is not a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions provided for herein will result in any liability to any broker or finder.

     5.13.     Certain Material Changes. Except as specifically required,
               ------------------------
permitted or effected by this Agreement or as disclosed in the GBB Filings, since March 31, 2001, there has not been, occurred or arisen any of the following (whether or not in the ordinary course of business unless otherwise indicated):

          (a) any change in any of the assets, liabilities, permits, methods of accounting or accounting practices, business, or manner or conducting business, of GBB or its Subsidiaries or any other event or development that has had or may reasonably be expected to have a Material Adverse Effect on GBB;

          (b) any damage, destruction or other casualty loss (whether or not covered by insurance) that has had or may reasonably be expected to have a Material Adverse Effect on GBB;

          (c) any amendment, modification or termination of any existing, or entry into any new, material contract or permit that has had or may reasonably be expected to have a Material Adverse Effect on GBB; or

          (d) any disposition by GBB or any of its Subsidiaries of an asset the lack of which has had or may reasonably be expected to have a Material Adverse Effect on GBB.

     5.14.     Licenses and Permits. GBB and each subsidiary of GBB have all
               --------------------
material licenses and permits that are necessary for the conduct of their respective businesses, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a Material Adverse Effect on GBB. The properties, assets, operations and businesses of GBB and each subsidiary of GBB are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses and permits. The properties and operations of GBB and each subsidiary of GBB are and have been maintained and conducted, in all material respects, in compliance with all applicable laws and regulations.

     5.15.     Undisclosed Liabilities. Neither GBB nor the Banks has any
               -----------------------
liabilities or obligations, either accrued or contingent, that are material to GBB and that have not been: (a) reflected or disclosed in the Financial Statements of GBB; (b) incurred subsequent to December 31, 2000 in the ordinary course of business consistent with past practices; or (c) disclosed in the GBB Disclosure Letter. GBB does not know of any basis for the assertion against it or the Banks of any liability, obligation or claim (including, without limitation, that of any regulatory authority) that is likely to result in or cause a Material Adverse Effect on GBB that is not fairly reflected in the Financial Statements of GBB or otherwise disclosed in this Agreement.

     5.16.     Employee Benefit Plans.
               ----------------------

          (a) All material Employee Plans of which GBB or any of its ERISA Affiliates is a sponsor or participating employer or as to which GBB or any of its ERISA Affiliates makes contributions or is required to make contributions are reflected in the GBB Filings. Each Employee Plan which is intended to be qualified in form and operation under Section 401(a) of the Code is so qualified and the associated trust for each such Employee Plan is exempt from tax under
Section 501(a) of the Code. No event has occurred that will subject such Employee Plans to a material amount of tax under Section 511 of the Code. All amendments required to bring each Employee Plan into substantial conformity with all of the applicable provisions of ERISA, the Code and all other applicable laws have been made, except to the extent that such amendments may be retroactively adopted under Section 401(b) of the Code and the regulations issued thereunder. All Employee Plans were in effect prior to January 1, 2001, and there has been no material amendment thereof (other than amendments required to comply with applicable law) or increase in the cost thereof or benefits thereunder since January 1, 2001.

          (b) With respect to all Employee Plans and Benefit Arrangements, GBB and its ERISA Affiliates are in compliance (other than noncompliance the cost or liability for which would not have a Material Adverse Effect on GBB) with the requirements prescribed by any and all statutes, governmental or court orders, or governmental rules or regulations currently in effect, including but not limited to ERISA and the Code, applicable to such plans or arrangements. All government reports and filings required by law have been properly and timely filed and all information required to be distributed to participants or beneficiaries has been distributed with respect to each Employee Plan. GBB and its ERISA Affiliates have performed all of their obligations under all such Employee Plans and Benefit Arrangements in all material aspects. There is no pending or, to GBB's knowledge, threatened legal action, proceeding or investigation against or involving any Employee Plan or Benefit Arrangement. No condition exists that could constitute grounds for the termination of any Employee Plan under Section 4042 of ERISA. No "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the Code (other than any such transaction the cost or liability for which would not have a Material Adverse Effect on GBB), has occurred with respect to any Employee Plan, or any other employee benefit plan maintained by GBB or any of its ERISA Affiliates which is covered by Title I of ERISA, which could subject any person (other than a person for whom GBB is not directly or indirectly responsible) to liability under Title I of ERISA or to the imposition of tax under Section 4975 of the Code. No Employee Plan subject to Part III of Subtitle B of Title I of ERISA or
Section 412 of the Code, or both, has incurred any "accumulated funding deficiency," as defined in Section 412 of the Code, whether or not waived, nor has GBB failed to make any contribution or pay any amount due and owing as required by the terms of any Employee Plan or Benefit Arrangement. No "reportable event" as defined in ERISA has occurred with respect to any of the Employee Plans. Neither GBB nor any of its ERISA Affiliates has incurred nor expects to incur, directly or indirectly, any liability under Title IV of ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA which could constitute a liability of SJNB or of any of its Affiliates (including GBB and the Banks) at or after the Effective Time of the Merger.

          (c) Neither GBB nor any of its ERISA Affiliates has provided or is required to provide security to any Employee Plan pursuant to Section 401(a)(29) of the Code. Each of the Employee Plans which is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS and neither GBB nor the Banks knows of any fact which reasonably could be expected to adversely affect the qualified status of any such Employee Plan. All contributions required to be made to each of the Employee Plans under the terms of the Employee Plan, ERISA, the Code or any other applicable laws have been timely made. The Financial Statements of GBB properly reflect all amounts required to be accrued as liabilities to date under each of the Employee Plans. To GBB's knowledge, the fair market value of the assets of each Employee Plan and Benefit Arrangement that is funded, or required to be funded under the terms of the Employee Plan or Benefit Arrangement, ERISA, the Code or any other applicable law, equals or exceeds the liabilities, including the present value of benefit obligations, of such Employee Plan or Benefit Arrangement.

     5.17.     Corporate Records. The minute books of GBB and each of its
               -----------------
Subsidiaries reflect all material actions taken to this date by its shareholders, boards of directors and committees.

     5.18.     Accounting Records. GBB and its Subsidiaries maintain accounting
               ------------------
records which fairly and accurately reflect, in all material respects, their transactions and accounting controls exist sufficient to provide reasonable assurances that such transactions are, in all material respects, (i) executed in accordance with their management's general or specific authorization, and (ii) recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles. Such records, to the extent they contain important information pertaining to GBB and its Subsidiaries which is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely.

     5.19.     Facts Affecting Regulatory Approvals. To the best knowledge of
               ------------------------------------
GBB, there is no fact, event or condition applicable to GBB or any of its Subsidiaries which will, or reasonably could be expected to, adversely affect the likelihood of securing the requisite approvals or consents of any Governmental Entity to the Merger and the transactions contemplated by this Agreement.

     5.20.     Pooling; Tax Treatment.
               ----------------------

          (a) GBB intends that the Merger be accounted for as a "pooling-of-interests" as described in Section 4.29.

          (b) Neither GBB nor any of its Affiliates has taken or agreed to take any action or is aware of any fact or circumstance that would prevent the Merger from qualifying (i) for "pooling-of-interests" accounting treatment as described in Section 4.29 or (ii) as a 368 Reorganization.

     5.21.     Community Reinvestment Act. Each of the Banks has received a
               --------------------------
rating of at least "satisfactory" in its most recent examination or interim review with respect to the Community Reinvestment Act. None of the Banks has been advised of any supervisory concerns regarding any of the Banks' compliance with the Community Reinvestment Act.

     5.22.     Disclosure Documents and Applications. None of the information
               -------------------------------------
supplied or to be supplied by or on behalf of GBB or any of its Subsidiaries ("GBB Supplied Information") for inclusion in (a) the Registration Statement on Form S-4 and the Joint Proxy Statement and Prospectus to be mailed to the shareholders of GBB and SJNB in connection with obtaining the approval of the shareholders of GBB and SJNB of this Agreement, the Merger and the other transactions contemplated hereby, and (b) any other documents to be filed with the SEC, the FRB or any other Governmental Entity in connection with the transactions contemplated in this Agreement, will, at the respective times such documents are filed or become effective, or with respect to the Joint Proxy Statement and Prospectus when mailed, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5.23.     Nasdaq Listing. As of the date hereof, GBB Stock is listed on the
               --------------
Nasdaq National Market System.

     5.24.     Accuracy and Currentness of Information Furnished. The
               -------------------------------------------------
representations and warranties made by GBB hereby or in the GBB Disclosure Letter do not contain any untrue statement of material fact or omit to state any material fact which is necessary under the circumstances under which they were made to prevent the statements contained herein or in such schedules from being misleading.

     5.25.     Opinion of Financial Advisor. GBB has received the opinion of
               ----------------------------
Sandler O'Neill & Partners, L.P. to the effect that, as of the date of such opinion, the consideration to be paid by GBB in the Merger is fair, from a financial point of view, to GBB, and, as of the date hereof, such opinion has not been withdrawn.

     5.26.     Pooling Letter. GBB has received a letter from PwC dated as of
               --------------
June 25, 2001 and addressed to GBB, a copy of which has been delivered to SJNB, stating that PwC concurs with GBB management's conclusion that, as of June 25, 2001, no conditions exist that would preclude GBB's accounting for the Merger as a pooling-of-interests as described in Section 4.29, and such letter has not been withdrawn or modified in any material respect as of the date hereof.

                                   ARTICLE 6.

                                COVENANTS OF SJNB
                                -----------------
                      PENDING EFFECTIVE TIME OF THE MERGER
                      ------------------------------------

         SJNB covenants and agrees with GBB as follows:

     6.1. Limitation on Conduct Prior to Effective Time of the Merger.
          -----------------------------------------------------------
Between the date hereof and the Effective Time of the Merger, except as contemplated by this Agreement and subject to requirements of law and regulation, SJNB agrees to conduct its business (and to cause the SJNB Subsidiaries to conduct their respective businesses) in the ordinary course in substantially the manner heretofore conducted and in accordance with sound banking practices, and SJNB and the SJNB Subsidiaries shall not, without the prior written consent of GBB, which consent GBB shall not unreasonably withhold or delay:

         (a) issue, sell or grant any SJNB Stock (except pursuant to the exercise of SJNB Stock Options outstanding as of the date hereof), any other securities (including long term debt) of SJNB or the SJNB Subsidiaries, or any rights, stock appreciation rights, options or securities to acquire any SJNB Stock, or any other securities (including long term debt) of SJNB or the SJNB Subsidiaries, other than SJNB Stock Options to newly hired employees of SJNB or the SJNB Subsidiaries consistent with past practice;

         (b) declare, set aside or pay any dividend or make any other distribution upon or split, combine or reclassify any shares of capital stock or other securities of SJNB or the SJNB Subsidiaries, provided, however, that subject to Section 6.10, SJNB may pay to its shareholders its regular cash dividend in amounts and in a manner consistent with past practices;

         (c) purchase, redeem or otherwise acquire any capital stock or other securities of SJNB or the SJNB Subsidiaries or any rights, options, or securities to acquire any capital stock or other securities of SJNB or the SJNB Subsidiaries;

         (d) except as may be required to effect the transactions contemplated herein, amend its Articles of Incorporation or Association, as the case may be, or Bylaws;

         (e) grant any general or uniform increase in the rate of pay of employees or employee benefits;

         (f) grant any increase in salary, incentive compensation or employee benefits or pay any bonus to any Person or voluntarily accelerate the vesting of any employee benefits, other than payments of bonuses consistent with past practice pursuant to plans in effect on the date hereof and disclosed in the SJNB Disclosure Letter and increases in salary consistent with past practice to Persons eligible for such salary increases on the anniversary dates of their employment, provided that the percentage increase in salaries for all such Persons shall not exceed 4% on average;

         (g) make any capital expenditure or commitments with respect thereto in excess of $50,000 in the aggregate, except for ordinary repairs, renewals and replacements;

         (h) compromise or otherwise settle or adjust any assertion or claim of a deficiency in taxes (or interest thereon or penalties in connection therewith), extend the statute of limitations with any tax authority or file any pleading in court in any tax litigation or any appeal from an asserted deficiency, or file or amend any federal, foreign, state or local tax return, or make any tax election that is inconsistent with SJNB's current tax election practices;

         (i) grant or commit to grant any extension of credit if such extension of credit, together with all other credit then outstanding to the same Person and all Affiliated Persons, would exceed $2,000,000, except that the grant, renewal or commitment to grant or renew any Classified Credits (as defined herein) shall be subject to GBB's prior written consent, which will not be unreasonably withheld or delayed (consent shall be deemed granted if within two Business Days of written notice, together with all relevant documents, delivered to GBB's Chief Credit Officer, written notice of objection is not received by SJNB);

         (j) change its tax or accounting policies and procedures or any method or period of accounting unless required by generally accepted accounting principles or a Governmental Entity;

         (k) grant or commit to grant any extension of credit or amend the terms of any such credit outstanding on the date hereof to any executive officer, director or holder of 10% or more of the outstanding SJNB Stock, or any Affiliate of such Person;

         (l) close any offices at which business is conducted or open any new offices;

         (m) adopt or enter into any new employment agreement or other employee benefit plan or arrangement or amend or modify any employment agreement or employee benefit plan or arrangement of any such type except for such amendments as are required by law;

         (n) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Competing Transaction (as such term is defined below), or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize any of its or the SJNB Subsidiaries' officers, directors or employees or any investment banker, financial advisor, attorney, accountant or any other representative retained by it or any of its Affiliates (the "Representatives") to take any such action, and SJNB will use its commercially reasonable efforts to cause the Representatives not to take any such action, and SJNB shall promptly notify GBB (orally and in writing) of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters. For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving SJNB or the SJNB Subsidiaries: any merger, consolidation, share exchange or other business combination; a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of SJNB or the SJNB Subsidiaries representing 25% or more of the consolidated assets of SJNB; a sale of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock), representing 25% or more of the voting power of SJNB or the SJNB Subsidiaries; a tender offer or exchange offer for at least 25% of the outstanding shares of SJNB; or a public announcement of an unsolicited bona fide proposal, plan, or intention to do any of the foregoing. SJNB and the SJNB Subsidiaries will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties (other than GBB) conducted heretofore with respect to any of the foregoing. SJNB and the SJNB Subsidiaries shall take the necessary steps to inform promptly the appropriate individuals or entities referred to above of the obligations undertaken in this Section. SJNB shall notify GBB within one Business Day of the receipt of any such inquiries, proposals or offers, the request for any such information, or the initiation or continuation of any such negotiations or discussions with SJNB and the SJNB Subsidiaries. SJNB shall promptly request each other person, other than GBB, that has, since April 5, 2001, executed a confidentiality agreement in connection with its consideration of entering into a business combination with SJNB and the SJNB Subsidiaries to return all confidential information heretofore furnished to such person by or on behalf of SJNB and the SJNB Subsidiaries and enforce any such confidentiality agreements. Notwithstanding any other provision in this Section 6.1(n), nothing in this Agreement shall prevent SJNB from (i) engaging in any discussions or negotiations with, or providing any information to, any Person in response to an unsolicited bona fide written proposal concerning a Competing Transaction by any such Person or (ii) recommending such an unsolicited bona fide written proposal concerning a Competing Transaction to the holders of SJNB Stock if and only if, prior to participating in any of the foregoing, (A) the Board of Directors of SJNB concludes in good faith that the Competing Transaction, if consummated, would result, or has a reasonable likelihood of resulting, in a transaction more favorable to holders of SJNB Stock than the transaction contemplated by this Agreement (any such more favorable Competing Transaction being referred to in this Agreement as a "Superior Proposal"); (B) the Board of Directors of SJNB determines in good faith (following consultation with outside counsel) that failure to do so is, or would be reasonably likely to be, inconsistent with its fiduciary duties under applicable law; and (C) at least forty-eight (48) hours prior to providing any information or data to any person or entering into discussions or negotiations with any Person, the Board of Directors of SJNB notifies GBB of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with SJNB and the SJNB Subsidiaries. Nothing in this Section 6.1(n) shall prohibit SJNB or its Board of Directors from taking and disclosing to the SJNB shareholders a position with respect to a Competing Transaction to the extent required under the Exchange Act or from making such disclosure to the SJNB shareholders which, after consultation with outside counsel, the Board determines is otherwise required under applicable law;

         (o) change any basic policies and practices with respect to liquidity management and cash flow planning, marketing, deposit origination, lending, budgeting, profit and tax planning, personnel practices or any other material aspect of SJNB's or the SJNB Subsidiaries' business or operations, except such changes as may be required in the opinion of SJNB's or the SJNB Subsidiaries' management to respond to economic or market conditions or as may be required by any Governmental Entity;

         (p) grant any Person a power of attorney or similar authority;

         (q) make any investment by purchase of stock or securities
(including an Investment Security), contributions to capital, property transfers or otherwise in any other Person, except for federal funds, obligations of the United States Treasury or an agency of the United States Government the obligations of which are entitled to or implied to have the full faith and credit of the United States government and which have an original maturity not in excess of one year, bank qualified investment grade municipal bonds, in any case, in the ordinary course of business consistent with past practices and which are not designated as trading (consent shall be deemed granted if within three Business Days of written notice together with all relevant documents delivered to GBB's Chief Financial Officer or Controller, written notice of objection is not received by SJNB);

         (r) amend or modify any Scheduled Contract or enter into any agreement or contract that would be a Scheduled Contract under Section 4.16;

         (s) sell, transfer, mortgage, encumber or otherwise dispose of any assets or release or waive any claim, except in the ordinary course of business and consistent with past practices;

         (t) take any action which would or is reasonably likely to (i) adversely affect the ability of GBB or SJNB to obtain any necessary approval of any Governmental Entity required for the transactions contemplated hereby; (ii) adversely affect SJNB's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the performance of GBB's or SJNB's obligations hereunder, as set forth in Articles 9, 10 or 11 herein not being satisfied;

         (u) make any special or extraordinary distributions to any Person;

         (v) reclassify any Investment Security from held-to-maturity or available for sale to trading, unless required by changes in GAAP or regulatory accounting requirements applicable to banks and their holding companies generally;

          (w) sell any security other than in the ordinary course of business, or engage in gains trading;

         (x) take title to any real property without conducting prior thereto an environmental investigation, which investigation shall disclose the absence of any suspected environmental contamination;

         (y) take or cause to be taken any action which would disqualify the Merger as a 368 Reorganization or prevent GBB from accounting for the business combination to be effected by the Merger as a pooling-of-interests;

         (z) settle any material claim, action or proceeding involving any material liability for monetary damages or enter into any settlement agreement containing material obligations;

         (aa) make, acquire a participation in, or reacquire an interest in a participation sold of, any loan that is not in compliance with its normal credit underwriting standards, policies and procedures as in effect on December 31, 2000; or renew, extend the maturity of, or alter any of the material terms of any such loan for a period of greater than six months;

         (bb) incur any indebtedness for borrowed money or assume, guaranty, endorse or otherwise as an accommodation become responsible for the obligations of any other person, except for (i) in connection with banking transactions with banking customers in the ordinary course of business, or (ii) short-term borrowings made at prevailing market rates and terms; or

         (cc) agree or make any commitment to take any actions prohibited by this Section 6.1.

    6.2  Affirmative  Conduct Prior to Effective  Time of the Merger.  Between
         -----------------------------------------------------------
the date hereof and the Effective Time of the Merger, SJNB shall (and shall cause the SJNB Subsidiaries to):

          (a) use its commercially reasonable efforts consistent with this Agreement to maintain and preserve intact its present business organization and to maintain and preserve its relationships and goodwill with account holders, borrowers, employees and others having business relationships with SJNB or the SJNB Subsidiaries;

         (b) use its commercially reasonable efforts to keep in full force and effect all of the existing material permits and licenses of SJNB and the SJNB Subsidiaries;

         (c) use its commercially reasonable efforts to maintain insurance coverage at least equal to that now in effect on all properties which it owns or leases and on its business operations;

          (d) perform its material contractual obligations and not become in material default on any such obligations;

          (e) duly observe and conform in all material respects to all lawful requirements applicable to its business;

          (f) maintain its assets and properties in good condition and repair, normal wear and tear excepted;

         (g) promptly upon learning of such information, advise GBB in writing of any event or any other transaction within its knowledge whereby any Person or Related Group of

Persons acquires, directly or indirectly, record or beneficial ownership or control (as defined in Rule 13d-3 promulgated by the SEC under the Exchange Act) of 5% or more of the outstanding SJNB Stock prior to the record date fixed for the SJNB Shareholders' Meeting or any adjourned meeting thereof to approve this Agreement and the transactions contemplated herein;

         (h) promptly notify GBB regarding receipt from any tax authority of any notification of the commencement of an audit, any request to extend the statute of limitations, any statutory notice of deficiency, any revenue agent's report, any notice of proposed assessment, or any other similar notification of potential adjustments to the tax liabilities of SJNB, or any actual or threatened collection enforcement activity by any tax authority with respect to tax liabilities of SJNB;

         (i) make available to GBB monthly unaudited balance sheets and income statements of SJNB within 25 days after the close of each calendar month;

         (j) not later than the 30th day of each calendar month, amend or supplement the SJNB Disclosure Letter and the SJNB Lists prepared and delivered pursuant to Article 4 to ensure that the information set forth in the SJNB Disclosure Letter and the SJNB Lists accurately reflects the then-current status of SJNB and the SJNB Subsidiaries;

         (k) use its commercially reasonable efforts to obtain any third party consent with respect to any contract, agreement, lease, license, arrangement, permit or release that is material to the business of SJNB and the SJNB Subsidiaries on a consolidated basis or that is contemplated in this Agreement as required in connection with the Merger; provided, however, that no such third party consent need be obtained if a material amount of monetary consideration is required;

          (l) maintain an allowance for loan and lease losses consistent with practices and methodology as in effect on the date of the execution of this Agreement; and

          (m) furnish to Manatt, Phelps & Phillips, LLP promptly upon its written request written representations and certificates as deemed reasonably necessary or appropriate for purposes of enabling Manatt, Phelps & Phillips, LLP to render the tax opinion referred to in Section 11.16 hereof.

    6.3  Access to Information.
         ---------------------

         (a) SJNB will afford, upon reasonable notice, to GBB and its representatives, counsel, accountants, agents and employees reasonable access during normal business hours to all of their business, operations, properties, books, files and records and will do everything reasonably necessary to enable GBB and its representatives, counsel, accountants, agents and employees to make a complete examination of the financial statements, business, assets and properties of SJNB and the SJNB Subsidiaries and the condition thereof and to update such examination at such intervals as GBB shall deem appropriate. Such examination shall be conducted in cooperation with the officers of SJNB and the SJNB Subsidiaries and in such a manner as to minimize any disruption of, or interference with, the normal business operations of SJNB and the SJNB Subsidiaries. Upon the request of GBB, SJNB will request KPMG to provide reasonable access to representatives of PwC working on behalf of GBB to auditors' work papers with respect to the business and properties of SJNB and the SJNB Subsidiaries, including tax accrual work papers prepared for SJNB and the SJNB Subsidiaries during the preceding 60 months, other than (a) books, records and documents covered by the attorney-client privilege, or that are attorneys' work product, and (b) books, records and documents that SJNB or the SJNB Subsidiaries are legally obligated to keep confidential. No examination or review conducted under this section shall constitute a waiver or relinquishment on the part of GBB of the right to rely upon the representations and warranties made by SJNB herein; provided, that GBB shall disclose to SJNB any fact or circumstance it may discover which GBB believes renders any representation or warranty made by SJNB hereunder incorrect in any respect. GBB covenants and agrees that it, its Subsidiaries, and their respective representatives, counsel, accountants, agents and employees will hold in strict confidence all documents and information concerning SJNB and the SJNB Subsidiaries so obtained from any of them (except to the extent that such documents or information are a matter of public record or require disclosure in the Joint Proxy Statement and Prospectus or any of the public information of any applications required to be filed with any Governmental Entity to obtain the approvals and consents required to effect the transactions contemplated hereby), and if the transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents shall be returned to SJNB.

         (b) A representative of GBB, selected by GBB in its sole discretion, shall be authorized and permitted to review each loan, lease, or other credit funded or renewed by SJNB or the SJNB Subsidiaries after the date hereof, and all information associated with such loan, lease or other credit, such review to take place, if possible, on SJNB's premises.

         (c) A representative of GBB, selected by GBB in its sole discretion, shall be permitted by SJNB and the SJNB Subsidiaries to attend all regular and special Board of Directors and committee meetings of SJNB and the SJNB Subsidiaries from the date hereof until the Effective Time of the Merger; provided, however, that the attendance of such representative shall not be permitted (i) at any meeting, or portion thereof, for the sole purpose of discussing the transactions contemplated by this Agreement or the obligations of SJNB under this Agreement or (ii) during the course of any meeting upon the determination of the Board of Directors (following consultation with outside counsel) that such attendance would be inappropriate or in violation of the directors' fiduciary duties.

    6.4 Filings. SJNB agrees that through the Effective Time of the Merger,
        -------
each of SJNB's or the SJNB Subsidiary's reports, registrations, statements and other filings required to be filed with any applicable Governmental Entity will comply in all material respects with all the applicable statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any such report, registration, statement or other filing that is intended to present the financial position of the entity to which it relates will fairly present the financial position of such entity and will be prepared in accordance with generally accepted accounting principles or applicable banking regulations consistently applied during the periods involved.

     6.5 Notices; Reports. SJNB will promptly notify GBB of any event of
         ----------------
which SJNB obtains knowledge which has had or may have a Material Adverse Effect on SJNB, or in the event that SJNB determines that it is unable to fulfill any of the conditions to the performance of GBB's obligations hereunder, as set forth in Articles 9 or 11 herein, and SJNB will furnish GBB (i) as soon as available, and in any event within one Business Day after it is mailed or delivered to the Board of Directors of SJNB or the SJNB Subsidiaries or committees thereof, any report by SJNB or the SJNB Subsidiaries for submission to the Board of Directors of SJNB or the SJNB Subsidiaries or committees thereof, provided, however, that SJNB need not furnish to GBB communications of SJNB's legal counsel regarding SJNB's rights and obligations under this Agreement or the transactions contemplated hereby, or books, records and documents covered by confidentiality agreements or the attorney-client privilege, or which are attorneys' work product, (ii) as soon as available, all proxy statements, information statements, financial statements, reports, letters and communications sent by SJNB to its shareholders or other security holders, and all reports filed by SJNB or the SJNB Subsidiaries with the SEC, FRB or the OCC, and (iii) such other existing reports as GBB may reasonably request relating to SJNB or the SJNB Subsidiaries.

    6.6 SJNB Shareholders' Meeting. Subject to the provisions of Section
        --------------------------
6.1(n) and 13.1, as promptly as practicable after the execution of this Agreement, SJNB will take action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a meeting of its shareholders to consider and vote upon this Agreement and the transactions contemplated hereby so as to permit the consummation of the transactions contemplated hereby. The Board of Directors of SJNB shall recommend that its shareholders approve this Agreement and the transactions contemplated hereby; provided, however, that the Board of Directors may withdraw, modify or change its recommendation to the shareholders if the Board determines in good faith, following consultation with its outside counsel as to legal matters, that failure to do so would be reasonably likely to constitute or result in a breach of its fiduciary duties. Subject to the proviso of the immediately preceding sentence, SJNB will use commercially reasonable efforts to obtain the requisite affirmative vote of the holders of the outstanding SJNB Stock for the approval of this Agreement and the Merger.

    6.7 Certain Loans and Other Extensions of Credit. SJNB will promptly
        --------------------------------------------
inform GBB of the amounts and categories of any loans, leases or other extensions of credit that have been classified by any bank regulatory authority (and so advised to SJNB by such authority) or by any unit of SJNB or the SJNB Subsidiaries or by any other Person as "Criticized," "Specially Mentioned," "Substandard," "Doubtful," "Loss" or any comparable classification ("Classified Credits"). SJNB will furnish GBB, as soon as practicable, and in any event within 20 days after the end of each calendar month, schedules including the following: (a) Classified Credits

(including with respect to each credit its classification category and the originating unit); (b) nonaccrual credits (including the originating unit); (c) accrual exception credits that are delinquent 90 or more days and have not been placed on nonaccrual status (including its originating unit); (d) credits delinquent as to payment of principal or interest (including its originating unit), including an aging into current-to-29, 30-59, 60-89, and 90+ day categories; (e) participating loans and leases, stating, with respect to each, whether it is purchased or sold and the originating unit; (f) loans or leases (including any commitments) by SJNB or the SJNB Subsidiaries to any SJNB or the SJNB Subsidiaries director, officer at or above the senior vice president level, or shareholder holding 10% or more of the capital stock of SJNB, including with respect to each such loan or lease the identity and, to the knowledge of SJNB, the relation of the borrower to SJNB or the SJNB Subsidiaries, and the outstanding and undrawn amounts; (g) letters of credit (including the originating unit); (h) loans or leases wholly or partially charged off during the previous month (including with respect to each loan or lease, the originating amount, the write-off amount and its originating unit); and (i) other real estate or assets acquired in satisfaction of debt.

    6.8 Applications. Subject to Section 7.5, SJNB will promptly prepare or
        ------------
cause to be prepared the portions of the Joint Proxy Statement and Prospectus as it pertains to SJNB or the SJNB Subsidiaries and any other applications necessary to consummate the transactions contemplated hereby, and further agrees to provide any information requested by GBB for the preparation of any applications necessary to consummate the transactions contemplated hereby. SJNB shall afford GBB a reasonable opportunity to review the portions of the Joint Proxy Statement and Prospectus pertaining to SJNB or the SJNB Subsidiaries and all such applications and all amendments and supplements thereto before the filing thereof. SJNB covenants and agrees that, with respect to the information relating to SJNB or the SJNB Subsidiaries, the Joint Proxy Statement and Prospectus will comply in all material respects with the provisions of applicable law, and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. SJNB will use its commercially reasonable efforts to obtain all approvals or consents of Governmental Entities necessary to effect the Merger and the transactions contemplated herein.

     6.9 Affiliate Agreements. Concurrently with the execution of this
         --------------------
Agreement, (a) SJNB shall deliver to GBB a letter identifying all persons who are then "affiliates" of SJNB for purposes of ASR 130 and 135 and Rule 145 under the Securities Act and (b) SJNB shall advise the persons identified in such letter of the resale restrictions imposed by applicable securities laws and shall use its commercially reasonable efforts to obtain from each person identified in such letter a written agreement substantially in the form attached hereto as Exhibit B. SJNB shall use its commercially reasonable efforts to
          ---------
obtain from any person who becomes an affiliate of SJNB after SJNB's delivery of the letter referred to above, and on or prior to the date of the SJNB Shareholders' Meeting to approve this Agreement, a written agreement substantially in the form attached as Exhibit B hereto as soon as practicable
                                      ---------
after such person attains such status.

     6.10 Coordination of Dividends. SJNB shall coordinate with GBB the
          -------------------------
declaration of any dividends that may be allowed pursuant to Section 6.1(b) hereof, and the record date and the payment dates relating thereto, it being the intention of the parties that holders of SJNB Stock shall not receive two dividends, or fail to receive one dividend, for any applicable dividend period with respect to their shares of SJNB Stock and any shares of GBB Stock any such holder will receive in exchange therefor in the Merger.

                                   ARTICLE 7.

                                COVENANTS OF GBB
                                ----------------
                      PENDING EFFECTIVE TIME OF THE MERGER
                      ------------------------------------

    GBB covenants and agrees with SJNB as follows:

    7.1. Limitation on Conduct Prior to Effective Time of the Merger.
         -----------------------------------------------------------
Between the date hereof and the Effective Time of the Merger, except as contemplated by this Agreement and subject to requirements of law and regulation generally applicable to bank holding companies and banks, each of GBB and its Subsidiaries shall not, without the prior written consent of SJNB, which consent SJNB shall not unreasonably withhold or delay:

          (a) take any action which would or is reasonably likely to (i) adversely affect the ability of GBB to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby; (ii) adversely affect GBB's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the performance of GBB's or SJNB's obligations hereunder, as set forth in Articles 9, 10 or 11 herein not being satisfied;

          (b) take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368 of the Code or prevent GBB from accounting for the business combination to be effected by the Merger as a pooling-of-interests;

          (c) amend its articles of incorporation in any respect which would materially and adversely affect the rights and privileges attendant to the GBB Stock; or

          (d) agree or make any commitment to take any actions prohibited by this Section 7.1.

    7.2. Affirmative Conduct of GBB and Subsidiaries Prior to Effective Time of
         ----------------------------------------------------------------------
the Merger. Between the date hereof and the Effective Time of the Merger, GBB
----------
shall (and shall cause its Subsidiaries to):

         (a) duly observe and conform in all material respects to all lawful requirements applicable to the business of GBB or any subsidiary of GBB;

         (b) use its commercially reasonable efforts to obtain any third party consent with respect to any contract, agreement, lease, license, arrangement, permit or release that is material to the business of GBB on a consolidated basis or that is contemplated in this Agreement as required in connection with the Merger;

         c) not later than the 20th day of each calendar month, amend or supplement the GBB Lists prepared and delivered pursuant to Article 5 to ensure that the information set forth in the GBB Lists accurately reflects the then-current status of GBB and its Subsidiaries. GBB shall further amend or supplement the GBB Disclosure Letter as of the Closing Date if necessary to reflect any additional information that needs to be included in the GBB Disclosure Letter; and

         (d) furnish to Pillsbury Winthrop LLP promptly upon its written request written representations and certificates as deemed reasonably necessary or appropriate for purposes of enabling Pillsbury Winthrop LLP to render the tax opinion referred to in Section 10.6

    7.3. Access to Information. Upon reasonable request by SJNB, GBB shall
         ---------------------
(i) make its Chief Executive Officer, Chief Administrative Officer/Chief Financial Officer, Chief Credit Officer and Controller available to discuss with SJNB and its representatives GBB's operations; and (ii) shall provide SJNB with written information which is (a) similar to the written information that SJNB reviewed in connection with this Agreement, and (b) related to GBB's business condition, operations and prospects on a consolidated basis. No examination or review conducted under this section shall constitute a waiver or relinquishment on the part of SJNB of the right to rely upon the representations and warranties made by GBB herein; provided, that SJNB shall disclose to GBB any fact or circumstance it may discover which SJNB believes renders any representation or warranty made by GBB hereunder incorrect in any respect. SJNB covenants and agrees that it and its representatives, counsel, accountants, agents and employees will hold in strict confidence all documents and information concerning GBB so obtained (except to the extent that such documents or information are a matter of public record or require disclosure in the Joint Proxy Statement and Prospectus or any of the public information of any applications required to be filed with any Governmental Entity to obtain the approvals and consents required to effect the transactions contemplated hereby), and if the transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents shall be returned to GBB.

     7.4. Filings. GBB agrees that through the Effective Time of the Merger,
          -------
each of its reports, registrations, statements and other filings required to be filed with any applicable Governmental Entity will comply in all material respects with all the applicable statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any such report, registration, statement or other filing that is intended to present the financial position of the entities or entity to which it relates will fairly present the financial position of such entities or entity and will be prepared in accordance with generally accepted accounting principles or applicable banking regulations consistently applied during the periods involved.

     7.5. Applications. GBB will, as promptly as practicable, prepare and
          ------------
file or cause to be prepared and filed (i) an application for approval of the Merger with the FRB; (ii) in conjunction with SJNB, the Registration Statement on Form S-4 and the Joint Proxy Statement and Prospectus as it pertains to GBB; and (iii) any other applications necessary to consummate the transactions contemplated hereby. GBB shall afford SJNB a reasonable opportunity to review the Joint Proxy Statement and Prospectus and all such applications and all amendments and supplements thereto before the filing thereof. GBB shall use its commercially reasonable efforts to have the SEC declare the Registration Statement on Form S-4 effective as soon as possible after it is filed with the SEC. GBB covenants and agrees that the Registration Statement on Form S-4 and the Joint Proxy Statement and Prospectus and all applications to the appropriate regulatory agencies for approval or consent to the Merger, with respect to information relating to GBB or its Subsidiaries, will comply in all material respects with the provisions of applicable law, and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. GBB will use its commercially reasonable efforts to obtain all approvals or consents of Governmental Entities necessary to effect the Merger.

     7.6. Blue Sky. GBB agrees to use commercially reasonable efforts to
          --------
have the shares of GBB Stock to be issued in connection with the Merger qualified or registered for offer and sale, to the extent required, under the securities laws of each jurisdiction in which shareholders of SJNB reside.

     7.7. Notices; Reports. GBB will promptly notify SJNB of any event of
          ----------------
which GBB obtains knowledge which has had or may have a material adverse affect on the financial condition, operations, business or prospects of GBB on a consolidated basis or in the event that GBB determines that it is unable to fulfill any of the conditions to the performance of SJNB's obligations hereunder, as set forth in Articles 9 or 10 herein.

     7.8. Removal of Conditions. In the event of the imposition of a condition
          ---------------------
to any approvals of Governmental Entities which GBB deems to materially adversely affect it or to be materially burdensome, GBB shall use its commercially reasonable efforts to obtain the removal of such condition.

     7.9. Stock Options.
          -------------

          (a) At and as of the Effective Time of the Merger, each SJNB
Stock Option that is outstanding and unexercised shall be assumed by GBB and converted into an option to purchase such number of shares of GBB Stock at an exercise price determined as provided below (and otherwise having the same duration and other terms as the SJNB Stock Option pursuant to the SJNB Stock Option Plan). Each SJNB Stock Option shall be exercisable for that number of whole shares of GBB Stock equal to the product of (A) the number of shares of SJNB Stock that were purchasable under such SJNB Stock Option immediately prior to the Effective Time of the

Merger multiplied by (B) the Conversion Ratio, with such product rounded down to the nearest whole number of shares of GBB Stock; and (ii) the per share exercise price for the shares of GBB Stock issuable upon exercise of such SJNB Stock Option shall be equal to the quotient determined by dividing (A) the exercise price per share of SJNB Stock at which such SJNB Stock Option was exercisable immediately prior to the Effective Time of the Merger by (B) the Conversion Ratio, with such quotient rounded up to the nearest cent. After the Effective Time of the Merger, GBB shall issue to each holder of an outstanding SJNB Stock Option a document evidencing the assumption of such SJNB Stock Option by GBB pursuant to this Section 7.9.

         (b) GBB shall comply with the terms of the SJNB Stock Option
Plan and cause, to the extent required by, and subject to the provisions of, such Plan and the Code, the SJNB Stock Options which qualify as incentive stock options prior to the Effective Time of the Merger to continue to qualify as incentive stock options of GBB after the Effective Time of the Merger.

         (c) At or prior to the Effective Time of the Merger, GBB shall take all corporate action necessary to reserve for issuance a sufficient number of shares of GBB Stock for delivery upon exercise of SJNB Stock Options assumed by it in accordance with this Section 7.9. At the Effective Time of the Merger, or as soon as practicable thereafter, GBB shall, if necessary, file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of GBB Stock subject to such options and shall use all reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

    7.10 Reservation, Issuance and Registration of GBB Stock. GBB shall
         ---------------------------------------------------
reserve and make available for issuance in connection with the Merger and in accordance with the terms and conditions of this Agreement such number of shares of GBB Stock to be issued to the shareholders of SJNB in the Merger pursuant to
Article 2 hereof.

    7.11 Nasdaq Listing. GBB shall use its commercially reasonable efforts
         --------------
to cause the shares of GBB Stock to be issued in the Merger to be approved for listing on the Nasdaq National Market System, subject to official notice of issuance, prior to the Effective Time of the Merger.

    7.12 GBB Shareholders' Meeting. As promptly as practicable after the
         -------------------------
execution of this Agreement, GBB will take action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a meeting of its shareholders to consider and vote upon this Agreement and the transactions contemplated hereby. The Board of Directors of GBB shall, subject to its fiduciary duties, recommend that its shareholders approve this Agreement and the transactions contemplated hereby. The Board of Directors of GBB shall, subject to its fiduciary duties, use its commercially reasonable efforts to obtain the requisite affirmative vote of the holders of the outstanding GBB Stock for the approval of this Agreement, the Merger and the transactions contemplated hereby.

    7.13     Indemnification and Insurance.
             -----------------------------

         (a) GBB shall, for six years from and after the Effective Time of the Merger, maintain, as continuing obligations of GBB for the benefit of the individuals who on or at any time prior to the Effective Time of the Merger were entitled to rights thereunder with respect to matters occurring prior to the Effective Time of the Merger, the indemnification, expense advancement and exculpation obligations set forth in SJNB's or any SJNB Subsidiary's Articles of Incorporation or Association and By-Laws, as amended, in each case as of the date of this Agreement, irrespective of any amendment, repeal or modification thereof after the Effective Time of the Merger. In addition, GBB agrees that the indemnification and advancement obligations of SJNB or any SJNB Subsidiary as set forth in indemnification agreements to which it is a party shall be continuing obligations of GBB and shall not be amended, repealed, or otherwise modified after the Effective Time of the Merger, except as permitted by the terms and provisions of those agreements.

         (b) GBB shall maintain in effect, for six years from and after the Effective Time of the Merger, directors' and officers' liability insurance policies covering the Covered Parties under SJNB's current directors' and officers' policies and on terms not materially less favorable than the existing insurance coverage with respect to matters occurring at or prior to the Effective Time of the Merger; provided, however, in the event the annual premium for such coverage exceeds an amount equal to 300% of the last annual premium paid immediately prior to the date hereof by SJNB for such coverage, GBB shall obtain as much comparable insurance as possible for an annual premium equal to 300% of the last annual premium paid immediately prior to the date hereof by SJNB. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid policies have been obtained by SJNB prior to the Closing for purposes of this Section 7.13(b), which policies provide such directors and officers with coverage for an aggregate period of six years with respect to claims arising from facts or events that occurred on or before the Effective Time of the Merger, including, without limitation, in respect of the transactions contemplated by this Agreement; provided, that SJNB shall not purchase any such policies if the cost thereof would exceed the amount specified in the preceding sentence and shall consult with GBB prior to purchasing any such policy in order to determine the most cost-effective and efficient means of obtaining such coverage. If such prepaid policies have been obtained by SJNB prior to the Closing, GBB shall maintain such policies in full force and effect, and continue to honor SJNB's obligations thereunder. If GBB or any of its successors and assigns (i) consolidates with or merges with or into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of GBB assume the obligations set forth in this Section 7.13.

         (c) In addition to, and not in lieu of the foregoing, GBB shall indemnify, defend (with mutually acceptable counsel) and hold harmless all current and former officers and directors of SJNB and any SJNB Subsidiary (the "Indemnified Parties") to the fullest extent permitted by the CGCL, as amended from time to time, from and against all liabilities (including amounts paid in settlement; provided GBB has approved such settlement), costs, expenses and claims (including without limitation reasonable legal fees and disbursements).

         (d) In the event that any action, suit, proceeding or investigation relating thereto or to the transactions contemplated by this Agreement is commenced, whether before or after the Effective Time of the Merger, the parties hereto agree to cooperate and use their respective commercially reasonable efforts to vigorously defend against and respond thereto.

         (e) The provisions of this Section 7.13 are intended to be for the benefit of, and shall be enforceable by, each Covered Party and Indemnified Party, and their respective heirs and representatives.

                                   ARTICLE 8.
                              ADDITIONAL COVENANTS
                              --------------------

     The parties hereto hereby mutually covenant and agree with each other as follows:

     8.1. Commercially Reasonable Efforts. Subject to the terms and conditions
          -------------------------------
of this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practical.

     8.2. Public Announcements. No press release or other public disclosure of
          --------------------
matters related to this Agreement or any of the transactions contemplated hereby shall be made by GBB or SJNB unless the other party shall have provided its prior consent to the form and substance thereof; provided, however, that nothing herein shall be deemed to prohibit any party hereto from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations imposed by law, including without limitation such disclosure as is required by Regulation FD of the SEC.

     8.3. Environmental Assessment and Remediation. GBB may cause to be prepared
          ----------------------------------------
at GBB's sole cost and expense within 45 days of the date of this Agreement one or more phase I environmental investigations with respect to the Real Property set forth on the SJNB Real Property List. In the event any such phase I environmental investigation report, or any such report which SJNB or the SJNB Subsidiaries has already obtained on any of the Real Property set forth on SJNB's Real Property List, discloses facts which, in the sole discretion of GBB, warrant further investigation, GBB shall provide written notice to SJNB, and SJNB shall be required to cause to be completed within 60 days of such written notice, at the sole cost and expense of GBB, a phase II environmental investigation and report with respect to such property. The consultant engaged by SJNB to conduct such investigation and provide such report shall be reasonably acceptable to GBB. GBB shall have 10 days from the receipt of such investigation report to reasonably object thereto, which objection shall be by written notice. In the event of any such objection, GBB shall engage an environmental consultant reasonably satisfactory to SJNB who shall provide an estimate of the cost of taking any remedial action recommended or suggested in such phase II environmental investigation report, or which is required by law, or which is determined to be prudent by GBB, in its reasonable judgment. The parties will consult in good faith with one another regarding the nature and scope of any required remediation. If the estimated cost of such remediation is more than $100,000 but less than $1,000,000, SJNB shall immediately commence such remediation, all at the sole cost and expense of SJNB; provided that such remediation shall not be required with respect to any asbestos contamination, lead-containing paint or urea formaldehyde foam insulation which is not required by law to be remediated at such time and the presence of asbestos or such materials which is not so required to be remediated shall not be a failure of condition to GBB's obligations to close hereunder. In the event either of the environmental consultants determines that the estimated cost of such remediation is in excess of $1,000,000, the Conversion Ratio shall be determined as set forth in Section 2.2(a)(v).

     GBB agrees to keep confidential and not to disclose any nonpublic information obtained in the course of such environmental investigation relating to environmental contamination or suspected contamination of any property on the SJNB Real Property List, except as required by law.

     8.4 Appointment of Director. GBB agrees to take all necessary action to
         -----------------------
appoint as contemplated by Section 2.6 hereof two members of SJNB's Board of Directors to the Board of Directors of GBB effective at the Effective Time of the Merger.

                                   ARTICLE 9.

                       CONDITIONS PRECEDENT TO THE MERGER
                       ----------------------------------

     The obligations of each of the parties hereto to consummate the transactions contemplated herein are subject to the satisfaction, on or before the Closing Date, of the following conditions:

     9.1. Shareholder Approval. The Agreement and the transactions contemplated
          --------------------
hereby shall have received all requisite approvals of the shareholders of SJNB and GBB.

     9.2. No Judgments or Orders. No judgment, decree, injunction, order or
          ----------------------
proceeding shall be outstanding or threatened by any Governmental Entity which prohibits or restricts the effectuation of, or threatens to invalidate or set aside, the Merger substantially in the form contemplated by this Agreement.

     9.3. Regulatory Approvals. To the extent required by applicable law or
          --------------------
regulation, all approvals or consents of any Governmental Entity, including, without limitation, those of the FRB, shall have been obtained or granted for the Merger and the transactions contemplated hereby and the applicable waiting period under all laws shall have expired. All other statutory or regulatory requirements for the valid completion of the transactions contemplated hereby shall have been satisfied.

     9.4. Securities Laws. The Registration Statement on Form S-4 shall have
          ---------------
been declared effective by the SEC and shall not be the subject of any stop order or proceedings seeking or threatening a stop order.

     9.5 Listing. The GBB Stock issuable in the Merger shall have been included
         -------
for listing on the Nasdaq National Market


     9.6 Pooling of Interests. Prior to the Effective Time of the Merger, GBB
         --------------------
shall have received from PwC a written confirmation, dated as of the Closing Date, that the Merger will qualify for pooling-of-interests accounting treatment. Additionally, prior to the Effective Time of the Merger, KPMG shall have delivered a letter to SJNB, dated as of the Closing Date, to the effect that, as of the Effective Time of the Merger, no conditions exist with respect to either SJNB or the SJNB Subsidiaries that would preclude accounting for the Merger as a pooling-of-interests. In making their determinations that the Merger will qualify for such treatment, PwC and KPMG shall be entitled to assume that cash will be paid with respect to all shares held of record by any holder of Dissenting Shares and with respect to fractional shares in accordance with
Section 2.4.

                                   ARTICLE 10.

                 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SJNB
                 -----------------------------------------------

     All of the obligations of SJNB to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by SJNB:

     10.1 Representations and Warranties; Performance of Covenants. All the
          --------------------------------------------------------
covenants, terms and conditions of this Agreement to be complied with and performed by GBB on or before the Closing Date shall have been complied with and performed in all material respects. Each of the representations and warranties of GBB contained in Article 5 hereof shall have been true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) on and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date or for changes expressly contemplated by this Agreement) on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date. It is understood and acknowledged that the representations being made on and as of the Closing Date shall be made without giving effect to any update with respect to the GBB Disclosure Letter and the GBB Lists in accordance with Section 7.2(c).

     10.2 Authorization of Merger. All actions necessary to authorize the
          -----------------------
execution, delivery and performance of this Agreement and the Agreement of Merger by GBB and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Board of Directors of GBB, as required by applicable law, and GBB shall have full power and right to merge pursuant to the Agreement of Merger.

     10.3 Absence of Certain Changes. Between the date of this Agreement and the
          --------------------------
Effective Time of the Merger, there shall not have occurred any event that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on GBB, whether or not such event, change or effect is reflected in the GBB Disclosure Letter as amended or supplemented after the date of this Agreement.

     10.4 Third Party Consents. GBB shall have obtained all consents of other
          --------------------
parties to their respective mortgages, notes, leases, franchises, agreements, licenses and permits as may be necessary to permit the Merger and the transactions contemplated herein to be consummated without a material default, acceleration, breach or loss of rights or benefits thereunder.

     10.5 Officers' Certificate. There shall have been delivered to SJNB on the
          ---------------------
Closing Date a certificate executed by the Chief Executive Officer and the Chief Financial Officer of GBB certifying, to the best of their knowledge, compliance with all of the provisions of Sections 10.1, 10.2, 10.3 and 10.4.

     10.6 Tax Opinion. SJNB shall have received from Pillsbury Winthrop LLP an
          -----------
opinion, dated as of or prior to the date of the Joint Proxy Statement and Prospectus, reasonably satisfactory to SJNB to the effect that the Merger shall not result in the recognition of gain or loss for federal income tax purposes to SJNB, nor shall the issuance of the GBB Stock result in the recognition of gain or loss by the holders of SJNB Stock who receive such stock, nor shall the substitution of options under Section 7.9 result in any income or gain to the option holder or disqualify any such options as incentive stock options in connection with the Merger, and such opinion shall not have been withdrawn or modified in any material respect.

                                   ARTICLE 11.

                   CONDITIONS PRECEDENT TO OBLIGATIONS OF GBB
                   ------------------------------------------

     All of the obligations of GBB to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by GBB:

     11.1 Representations and Warranties; Performance of Covenants. All the
          --------------------------------------------------------
covenants, terms and conditions of this Agreement to be complied with and performed by SJNB at or before the Closing Date shall have been complied with and performed in all material respects. Each of the representations and warranties of SJNB contained in Article 4 hereof shall have been true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) on and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date or for changes expressly contemplated by this Agreement) on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date. It is understood and acknowledged that the representations being made on and as of the Closing Date shall be made without giving effect to any update with respect to the SJNB Disclosure Letter and the SJNB Lists in accordance with Section 6.2(j).

     11.2 Authorization of Merger. All actions necessary to authorize the
          -----------------------
execution, delivery and performance of this Agreement and the Agreement of Merger by SJNB and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Board of Directors and shareholders of SJNB, as required by applicable law, and SJNB shall have full power and right to merge pursuant to the Agreement of Merger.

     11.3 Third Party Consents. SJNB shall have obtained all consents of other
          --------------------
parties to their respective mortgages, notes, leases, franchises, agreements, licenses and permits as may be necessary to permit the Merger and the transactions contemplated herein to be consummated without a material default, acceleration, breach or loss of rights or benefits thereunder with respect to any such item which is material to SJNB and the SJNB Subsidiaries taken as a whole.

     11.4 Absence of Certain Changes. Between the date of this Agreement and the
          --------------------------
Effective Time of the Merger, there shall not have occurred any event that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on SJNB, whether or not such event, change or effect is reflected in the SJNB Disclosure Letter as amended or supplemented after the date of this Agreement.

     11.5 Reserved.

     11.6. Officers' Certificate. There shall have been delivered to GBB on the
           ---------------------
Closing Date a certificate executed by the Chief Executive Officer and the Chief Financial Officer of SJNB certifying, to the best of their knowledge, compliance with all of the provisions of Sections 11.1, 11.2, 11.3 and 11.4.

     11.7. Shareholder's Agreements. Concurrently with the execution of this
           ------------------------
Agreement, each director of SJNB and the SJNB Subsidiaries shall have executed and delivered to GBB agreements substantially in the form of Exhibit D hereto.
                                                             ---------

     11.8. Agreements Not to Compete. Concurrently with the execution of this
           -------------------------
Agreement, the directors of SJNB and the SJNB Subsidiaries shall have executed and delivered to GBB agreements substantially in the form of Exhibit C hereto.
                                                             ---------

     11.9. Affiliates Agreements. Concurrently with the execution of this
           ---------------------
Agreement, GBB shall have received from each person named in the letter or otherwise referred to in Section 6.9 an executed copy of an agreement substantially in the form of Exhibit B hereto.
                             ---------

     11.10. Employee Benefit Plans. GBB shall have received satisfactory
            ----------------------
evidence that all of SJNB's employee benefit plans, programs and arrangements, including, without limitation, the SJNB 401(k) Plan, have been treated as provided in Article 12 of this Agreement.

     11.11. Dissenting Shares. The number of shares of SJNB Stock and GBB Stock
            -----------------
for which demand is made to be SJNB Perfected Dissenting Shares and GBB Perfected Dissenting Shares shall not exceed an amount which, when combined with other amounts payable in connection with the Merger, would result in the Merger being disqualified from pooling of interest accounting treatment.

     11.12. Reserved.

     11.13. SJNB Adjusted Book Value. At least five Business Days prior to the
            ------------------------
Effective Time of the Merger, SJNB shall provide GBB with SJNB's consolidated financial statements as of the close of business on the last day of the month prior to the Effective Time of the Merger. Such financial statements shall have been prepared in all material respects in accordance with generally accepted accounting principles and other applicable legal and accounting requirements, and reflect all period-end accruals and other adjustments. At the close of business on the last day of the month preceding the Effective Time of the Merger, the SJNB Adjusted Book Value, as determined in accordance with such financial statements, shall be not less than:

         (a) $69,642,389 if the Closing Date occurs in October 2001;

         (b) $69,611,147 if the Closing Date occurs in November 2001;

         (c) $70,323,372 if the Closing Date occurs in December 2001; or

         (d) $71,066,331 if the Closing Date occurs in January 2002.

     11.14 Allowance for Loan Losses. SJNB's allowance for loan and lease
           -------------------------
losses, as reflected on the consolidated financial statements referred to in
Section 11.13, shall equal at least 1.60% of SJNB's total gross loans; provided,
                                                                       --------
however, that for purposes of this Section 11.14, the loan loss provision shall
-------
be greater than zero in each month between the date of this Agreement and the Closing Date, unless GBB otherwise agrees.

     11.15 Regulatory Approvals. Any and all approvals or consents of any
           --------------------
Governmental Entity which are necessary to consummate the Merger and the transactions contemplated hereby shall have been granted without the imposition of any conditions which GBB deems, in its sole and absolute opinion, to materially adversely affect it or be materially burdensome.

     11.16 Tax Opinion. GBB shall have received from Manatt, Phelps & Phillips,
           -----------
LLP an opinion, dated as of or prior to the date of the Joint Proxy Statement and Prospectus, reasonably satisfactory to GBB to the effect that the Merger shall not result in the recognition of gain or loss for federal income tax purposes to GBB, and such opinion shall not have been withdrawn or modified in any material respect.

                                   ARTICLE 12.

                                EMPLOYEE BENEFITS
                                -----------------

     12.1 Employee Benefits. GBB in its sole discretion, may elect to terminate
          -----------------
the SJNB 401(k) Plan or to discontinue contributions to the SJNB 401(k) Plan following the Effective Time of the Merger, to cause SJNB to terminate the SJNB 401(k) Plan or to discontinue contributions to the SJNB 401(k) Plan prior to the Effective Time of the Merger, or to merge the SJNB 401(k) Plan with and into the GBB 401(k) Plan after the Effective Time of the Merger. In no event shall the SJNB 401(k) Plan be merged with and into the GBB 401(k) Plan, however, unless GBB determines, in its reasonable judgment, that: (i) the SJNB 401(k) Plan is a qualified plan under Section 401(a) of the Code, both as to the form of the SJNB 401(k) Plan and as to its operation; and (ii) there are no facts in existence that would be reasonably likely to adversely affect the qualified status of the SJNB 401(k) Plan. If GBB determines in its sole discretion not to merge the SJNB 401(k) Plan into the GBB 401(k) Plan and that the SJNB 401(k) Plan should be terminated prior to the Effective Time of the Merger, SJNB agrees to use its commercially reasonable efforts to have the SJNB 401(k) Plan terminated prior to the Effective Time of the Merger and to obtain an IRS determination that the SJNB 401(k) Plan continues to be qualified upon termination.

     As soon as practicable after the Effective Time of the Merger, all other Employee Plans will be discontinued or merged into GBB plans, in the discretion of GBB, and employees of SJNB and the SJNB Subsidiaries shall become eligible for the employee benefit plans of GBB on the same terms as such plans and benefits are generally offered from time to time to employees of GBB and its Subsidiaries in comparable positions with GBB or its Subsidiaries. For purposes of determining such employment eligibility and vesting under the employee benefit plans of GBB, GBB shall recognize such employees' years of service with SJNB or the SJNB Subsidiaries beginning on the date such employees commenced employment with SJNB or the SJNB Subsidiaries through the Effective Time of the Merger.

                                   ARTICLE 13.

                                   TERMINATION
                                   -----------

     13.1 Termination. This Agreement may be terminated at any time prior to the
          -----------
Effective Time of the Merger upon the occurrence of any of the following:

         (a) By mutual agreement of the parties, in writing;

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         (b) By SJNB (unless SJNB's Board of Directors shall have withdrawn or modified in a manner adverse to GBB in any respect its recommendation of the Merger to the holders of SJNB Stock) or GBB (unless GBB's Board of Directors shall have withdrawn or modified in a manner adverse to SJNB in any respect its recommendation of the Merger to the holders of GBB Stock) upon the failure of the shareholders of SJNB or GBB to give the requisite approval of this Agreement;

         (c) By SJNB promptly following the expiration of 30 days from delivery of written notice by SJNB to GBB of GBB's breach of or failure to satisfy any condition, covenant or agreement contained herein resulting in a material impairment of the benefit reasonably expected to be derived by SJNB from the performance or satisfaction of such condition, covenant or agreement (provided that such breach has not been waived by SJNB or cured by GBB prior to expiration of such 30 day period);

         (d) By GBB promptly following the expiration of 30 days from delivery of written notice by GBB to SJNB of SJNB's breach of or failure to satisfy any condition, covenant or agreement contained herein resulting in a material impairment of the benefit reasonably expected to be derived by GBB from the performance or satisfaction of such condition, covenant or agreement (provided that such breach has not been waived by GBB or cured by SJNB prior to expiration of such 30 day period);

         (e) By SJNB or GBB if any Governmental Entity which must grant a regulatory approval required for consummation of the Merger has denied such approval and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or prohibiting the Merger; provided, however, that such right to terminate this Agreement under this Section 13.1(e) shall not be available to SJNB or GBB if either such party's failure to comply with
Section 6.8 or 7.5, respectively, was a cause of such action;

         (f) By SJNB or GBB if any conditions set forth in Article 9 shall not have been met by January 31, 2002, or such earlier time as it becomes apparent that such condition shall not be met; provided, however, that this Agreement shall not be terminated pursuant to this Section 13.1(f) if the relevant condition shall have failed to occur as a result of any act or omission of the party seeking to terminate;

         (g) By SJNB if any of the conditions set forth in Article 10 shall not have been met by January 31, 2002, or such earlier time as it becomes apparent that such condition shall not be met, provided, however, that this Agreement shall not be terminated pursuant to this Section 13.1(g) if the relevant condition shall have failed to occur as a result of any act or omission of SJNB;

         (h) By GBB if any of the conditions set forth in Article 11 shall not have been met by January 31, 2002, or such earlier time as it becomes apparent that such condition shall not be met, provided, however, that this Agreement shall not be terminated pursuant to this Section

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13.1(h) if the relevant condition shall have failed to occur as a result of any act or omission of GBB;

         (i) By GBB if SJNB or the SJNB Subsidiaries shall have breached any of their obligations contained in Section 6.1(n);

         (j) By GBB, if (i) SJNB shall have exercised a right specified in the penultimate sentence of Section 6.1(n) with respect to any Superior Proposal and shall, directly or through agents or representatives, continue any discussions with any third party concerning such Superior Proposal for more than fifteen
(15) Business Days following the later to occur of (x) the tenth day following the date of this Agreement or (y) the date of receipt of such Superior Proposal; or (ii) SJNB shall have exercised a right specified in the penultimate sentence of Section 6.1(n) with respect to a Superior Proposal which constitutes a tender or exchange offer that has been commenced, publicly proposed or communicated to SJNB, such Superior Proposal contains a proposal as to price (without regard to the specificity of such price proposal) and SJNB shall not have rejected such proposal within fifteen (15) Business Days following the later to occur of (x) the tenth day following the date of this Agreement or (y) the date of its receipt or the date its existence first becomes publicly disclosed, if earlier;

         (k) Reserved.

         (l) By SJNB if the Average Closing Price is less than $21.1429, subject to GBB's right to exercise the Top Up Option;

         (m) By SJNB if the Board of Directors of GBB shall have withdrawn or modified in a manner adverse to SJNB its favorable recommendation of this Agreement;

         (n) By GBB if the Board of Directors of SJNB shall have withdrawn or modified in a manner adverse to GBB its favorable recommendation of this Agreement or recommended any Competing Transaction to the shareholders of SJNB;

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         (o) By SJNB if the Board of Directors of SJNB shall concurrently with such termination authorize SJNB to enter into an agreement with respect to a Competing Transaction; provided, however, that SJNB may only exercise its right to terminate this Agreement pursuant to this Section 13.1(o) if (i) SJNB is not in material breach of any of the terms of this Agreement; (ii) the shareholders of SJNB have not yet approved this Agreement; (iii) SJNB shall have complied in all material respects with Section 6.1(n); (iv) the Board of Directors of SJNB, after consultation with its financial advisor, determines in good faith that such Competing Transaction is a Superior Proposal; (v) at least ten Business Days shall have passed since GBB has received written notice from SJNB (the "Competing Transaction Notice") advising GBB that the Board of Directors of SJNB is prepared to accept such Competing Transaction, which notice shall specify the identity of the other Person to the Competing Transaction and the material terms and conditions of such Competing Transaction, and include a copy of the definitive agreement and all other documentation relating thereto, and if by the end of such tenth Business Day, GBB shall not have made an offer to increase the Merger Consideration and/or revise the other terms of this Agreement so that the Merger Consideration and such terms, taken together as so revised, are, in the good faith judgment of the Board of Directors of SJNB, at least as favorable to the consideration and terms of such Competing Transaction, such that the latter is no longer a Superior Proposal; and (v) simultaneously with such termination, SJNB shall make a payment to GBB in the amount of $6,000,000 which shall be credited against any amounts owing to GBB under the Stock Option Agreement. Without limiting the foregoing, SJNB agrees and acknowledges that it cannot terminate this Agreement pursuant to this Section 13.1(o) in order to enter into a written agreement referred to in this Section 13.1(o) until at least ten (10) Business Days after receipt by GBB of the Competing Transaction Notice and to notify GBB promptly in writing if its intention to enter into a written agreement referred to in the Competing Transaction Notice shall change at any time after giving such notification; or

    (p) By SJNB if GBB shall have entered into a GBB Acquisition Transaction that includes as a condition precedent to such GBB Acquisition Transaction that GBB terminate this Agreement.

     13.2. Effect of Termination. In the event of termination of this Agreement
           ---------------------
by either SJNB or GBB as provided in Section 13.1, neither SJNB nor GBB shall have any further obligation or liability to the other party except (a) with respect to the last sentences of each of Section 6.3(a), Section 7.3 and Section 8.3, and Section 13.1(o) and this Section 13.2, (b) with respect to Section 14.1; (c) to the extent such termination results from a party's willful and material breach of the warranties and representations made by it, or willful and material failure in performance of any of its covenants, agreements or obligations hereunder; and (d) as provided in the Stock Option Agreement, the form of which is attached hereto as Exhibit E and which is governed by its own terms as to termination.

     13.3. Force Majeure. SJNB and GBB agree that, notwithstanding anything to
           -------------
the contrary in this Agreement, in the event this Agreement is terminated as a result of a failure of a condition, which failure is due to a natural disaster or other act of God, or an act of war, and provided neither party has materially failed to observe the obligations of such party under this

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Agreement, neither party shall be obligated to pay to the other party to this Agreement any expenses or otherwise be liable hereunder.

                                   ARTICLE 14.

                                  MISCELLANEOUS
                                  -------------

     14.1. Expenses.
           --------

          (a) GBB hereby agrees that if this Agreement is terminated by SJNB pursuant to Section 13.1(b) with respect to the failure of GBB shareholders to approve the Agreement and the transactions contemplated hereby, or pursuant to
Section 13.1(c), 13.1(m) or 13.1(p), GBB shall promptly and in any event within 10 days after such termination pay SJNB all Expenses (as defined in Section 14.1(d) below) of SJNB, but not to exceed $250,000.

          (b) SJNB hereby agrees that if the Agreement is terminated by GBB or SJNB pursuant to Section 13.1(b) with respect to the failure of SJNB shareholders to approve the Agreement and the transactions contemplated hereby, or by GBB pursuant to Section 13.1(d), 13.1(i), 13.1(j) or 13.1(n), SJNB shall promptly and in any event within 10 days after such termination pay GBB all Expenses of GBB, but not to exceed $375,000.

          (c) Except as otherwise provided herein, all Expenses incurred by GBB and SJNB in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approvals and all other matters related to the closing of the transactions contemplated hereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, representatives, counsel and accountants employed by either such party or its Affiliates, shall be borne solely and entirely by the party which has incurred the same. Notwithstanding the foregoing, GBB and SJNB shall share equally the cost of printing the Joint Proxy Statement and Prospectus.

          (d) "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including all fees and expenses of attorneys, accountants, investment bankers, experts and consultants to the party and its Affiliates) incurred by the party or on its behalf in connection with the consummation of the transactions contemplated by this Agreement.

          (e) As an inducement to SJNB to enter into this Agreement, in the event this Agreement is terminated by SJNB pursuant to Section 13.1(p) or 13.1(m) (where GBB's Board has withdrawn or modified in a manner adverse to SJNB its favorable recommendation of this Agreement due to a proposal for a GBB Acquisition Transaction), GBB shall wire to SJNB within three Business Days of the date of such termination $6,000,000, which amount the parties acknowledge as representing (i) SJNB's Expenses incurred in negotiating and undertaking to carry out the transactions contemplated by this Agreement, including SJNB's management time devoted to negotiation and preparation for the transactions contemplated by this Agreement; (ii) SJNB's indirect expenses incurred in connection with the transactions contemplated by this

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Agreement; and (iii) SJNB's loss as a result of the transactions contemplated by this Agreement not being consummated. Any payment previously made by GBB pursuant to Section 14.1(a) hereof shall be credited against any amount due under this Section 14.1(e). If any payment is made to SJNB pursuant to this Section 14.1(e), GBB shall have no further obligation to make any payment pursuant to Section 14.1(a).

     14.2 Notices. Any notice, request, instruction or other document to be
          -------
given hereunder by any party hereto to another shall be in writing and delivered personally or by confirmed facsimile transmission or sent by a recognized overnight courier service or by registered or certified mail, postage prepaid, with return receipt requested, addressed as follows:

          To GBB:           Greater Bay Bancorp
                            2860 West Bayshore Road
                            Palo Alto, California  94303
                            Attention: Steven C. Smith
                            Facsimile Number:  (415) 494-9220

          With a copy to:   Greater Bay Bancorp
                            400 Emerson Street, 3rd Floor
                            Palo Alto, California 94301
                            Attention: Linda M. Iannone, Esq.
                            Facsimile Number: (650) 473-9419

          To SJNB:          SJNB Financial Corp.
                            One North Market Street
                            San Jose, California 95113
                            Attention:  James R. Kenny
                            Facsimile Number:  (408) 298-5657

          With a copy to:   Pillsbury Winthrop LLP
                            50 Fremont Street
                            San Francisco, California  94105
                            Attention:  Rodney R. Peck, Esq.
                                           Patricia F. Young, Esq.
                            Facsimile Number:  (415) 983-1200

     Any such notice, request, instruction or other document shall be deemed received (i) on the date delivered personally or delivered by confirmed facsimile transmission, (ii) on the next Business Day after it was sent by overnight courier, postage prepaid; or (iii) on the third Business Day after it was sent by registered or certified mail, postage prepaid. Any of the persons shown above may change its address for purposes of this section by giving notice in accordance herewith.

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     14.3. Successors and Assigns. All terms and conditions of this Agreement
           ----------------------
shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and permitted assigns; provided, however, that this Agreement and all rights, privileges, duties and obligations of the parties hereto may not be assigned or delegated by any party hereto and any such attempted assignment or delegation shall be null and void.

     14.4. Counterparts. This Agreement and any exhibit hereto may be executed
           ------------
in one or more counterparts, all of which, taken together, shall constitute one original document and shall become effective when one or more counterparts have been signed by the appropriate parties and delivered to each party hereto.

     14.5. Effect of Representations and Warranties. The representations and
           ----------------------------------------
warranties contained in this Agreement or in any List shall terminate immediately after the Effective Time of the Merger.

     14.6. Third Parties. Each party hereto intends that this Agreement shall
           -------------
not benefit or create any right or cause of action to any person other than parties hereto, except as provided in Section 7.13(e). As used in this Agreement the term "parties" shall refer only to GBB and SJNB as the context may require.

     14.7. Lists; Exhibits; Integration. Each List, exhibit and letter delivered
           ----------------------------
pursuant to this Agreement shall be in writing and shall constitute a part of the Agreement, although Lists and letters need not be attached to each copy of this Agreement. This Agreement, together with such Lists, exhibits and letters, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

     14.8. Knowledge. Whenever any statement herein or in any list, certificate
           ---------
or other document delivered to any party pursuant to this Agreement is made "to the knowledge" or "to the best knowledge" of any party or another Person, such party or other Person shall make such statement only after conducting an investigation reasonable under the circumstances of the subject matter thereof, and each such statement shall constitute a representation that such investigation has been conducted.

     14.9 Governing Law. This Agreement is made and entered into in the State of
          -------------
California, except to the extent that the provisions of federal law are mandatorily applicable, and the laws of the State of California shall govern the validity and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder.

     14.10. Captions. The captions contained in this Agreement are for
            --------
convenience of reference only and do not form a part of this Agreement and shall not affect the interpretation hereof.

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     14.11. Severability. If any portion of this Agreement shall be deemed by a
            ------------
court of competent jurisdiction to be unenforceable, the remaining portions shall be valid and enforceable only if, after excluding the portion deemed to be unenforceable, the remaining terms hereof shall provide for the consummation of the transactions contemplated herein in substantially the same manner as originally set forth at the date this Agreement was executed.

     14.12. Waiver and Modification; Amendment. No waiver of any term, provision
            ----------------------------------
or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition of this Agreement. Except as otherwise required by law, this Agreement and the Agreement of Merger, when executed and delivered, may be modified or amended by action of the Boards of Directors of GBB and SJNB without action by their respective shareholders. This Agreement may be modified or amended only by an instrument of equal formality signed by the parties or their duly authorized agents.

     14.13 Attorneys' Fees. If any legal action or any arbitration upon mutual
           ---------------
agreement is brought for the enforcement of this Agreement or because of an alleged dispute, controversy, breach, or default in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and all other reasonable costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

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     IN WITNESS WHEREOF, the parties to this Agreement have duly executed this
Agreement as of the day and year first above written.


ATTEST:                       GREATER BAY BANCORP


/s/ Linda M. Iannone          By:  /s/ David L. Kalkbrenner
-----------------------            ------------------------
Secretary                          David L. Kalkbrenner
                                   President and Chief Executive Officer


ATTEST:                       SJNB FINANCIAL CORP.


/s/ Eugene E. Blakeslee       By:  /s/ James R. Kenny
-----------------------            ------------------------
Executive Vice President           James R. Kenny
                                   President and Chief Executive Officer


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                                  EXHIBIT LIST
                                  ------------



A   AGREEMENT OF MERGER

B   FORM OF AFFILIATE'S AGREEMENT

C   FORM OF NONCOMPETITION AGREEMENT

D   FORM OF SHAREHOLDER'S AGREEMENT

E   FORM OF STOCK OPTION AGREEMENT




72